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              AMENDED AND RESTATED GLOBAL PRINCIPLES AGREEMENT



                                  between



                           WARNER-LAMBERT COMPANY




                                    and




                             GLAXO WELLCOME plc




                        ---------------------------

                         Dated as of June 30, 1996

                        ---------------------------


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


                             TABLE OF CONTENTS


                                                                 Page

                           PRELIMINARY STATEMENT

                                 ARTICLE I

                                Definitions

SECTION 1.01.   Definitions......................................   2
SECTION 1.02.   Other Definitions ...............................  10
SECTION 1.03.   Statutory Provisions ............................  11
SECTION 1.04.   Schedules .......................................  11

                                 ARTICLE II

                                  Closing

SECTION 2.01.   Closing .........................................  11
SECTION 2.02.   Action at the Closing of This Agreement..........  12
SECTION 2.03.   Subsequent Closings .............................  12

                                ARTICLE III

                     Management of JV Entities; Funding

SECTION 3.01.   General Manager .................................  12
SECTION 3.02.   Governing Boards; Membership ....................  12
SECTION 3.03.   Responsibility of the Governing Boards...........  13
SECTION 3.04.   Actions of the Governing Boards .................  14
SECTION 3.05.   Meetings of the Governing Boards;
                  Notice; Quorum ................................  14
SECTION 3.06.   Deadlock ........................................  15
SECTION 3.07.   Subcommittees of the Governing  Boards ..........  15
SECTION 3.08.   Development Committee............................  15
SECTION 3.09.   Coordination Committees .........................  16
SECTION 3.10.   Removal of Representatives ......................  17
SECTION 3.11.   No Remuneration .................................  17
SECTION 3.12.   Other Positions of Representatives ..............  17
SECTION 3.13.   Annual Operating Plan ...........................  18
SECTION 3.14.   Funding .........................................  18
SECTION 3.15.   Deliberations ...................................  18
SECTION 3.16.   Reserved Matters ................................  18
SECTION 3.17.   Exports .........................................  19

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                                                                 Page


                                 ARTICLE IV

                          Operations; JV Entities

SECTION 4.01.   General .........................................  19
SECTION 4.02.   Establishment of Other JV Entities ..............  19
SECTION 4.03.   Form and Structure of JV Entities ...............  19
SECTION 4.04.   Management of JV Entities .......................  21
SECTION 4.05.   Operations To Be Conducted in
                  Accordance with Annual Operating
                  Plan and Direction of Governing
                  Board .........................................  21
SECTION 4.06.   Litigation.......................................  21

                                 ARTICLE V

                                JV Products

SECTION 5.01.   General .........................................  22
SECTION 5.02.   Ranitidine Products in the United
                  States.........................................  22
SECTION 5.03.   Zovirax OTC Products in Cream Form...............  23
SECTION 5.04.   Other Products and/or Other Countries............  24
SECTION 5.05.   Right of First Refusal...........................  27
SECTION 5.06.   GW Marketing Rights..............................  28
SECTION 5.07.   Licenses and Services............................  33
SECTION 5.08.   Representations and Warranties...................  40
SECTION 5.09.   Non-Compete......................................  41
SECTION 5.10.   Japan............................................  42
SECTION 5.11.   Finland..........................................  42

                                 ARTICLE VI

                            Related Transactions

SECTION 6.01.   Development and Strategic Plans..................  42
SECTION 6.02.   Marketing Plans; Services To Be Provided
                  by W-L in Respect of Ranitidine
                  Products and Zovirax OTC Products..............  43
SECTION 6.03.   Other Services To Be Provided by W-L.............  45
SECTION 6.04.   Supply...........................................  45
SECTION 6.05.   Manufacture of JV Products.......................  46
SECTION 6.06.   Financial and Other Information; Audit...........  47
SECTION 6.07.   U.S. Export Controls/International Boycott.......  48
SECTION 6.08.   Technology.......................................  48
SECTION 6.09.   Regulatory Approvals; Recalls and
                  Withdrawals....................................  49

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                                                                 Page

                                ARTICLE VII

                          Further Covenants of W-L

SECTION 7.01.   Allocation of Resources..........................  50
SECTION 7.02.   W-L Affiliates...................................  50
SECTION 7.03.   Safety Information...............................  50
SECTION 7.04.   Approvals and Consents...........................  51
SECTION 7.05.   Use of JV Regulatory Documentation...............  51
SECTION 7.06.   Tax Matters......................................  51
SECTION 7.07.   Further Assurances...............................  52

                                ARTICLE VIII

                          Further Covenants of GW

SECTION 8.01.   Information Relating to Potential
                  JV Products....................................  52
SECTION 8.02.   Regulatory.......................................  52
SECTION 8.03.   GW Affiliates....................................  52
SECTION 8.04.   Safety Information...............................  52
SECTION 8.05.   Approvals and Consents...........................  53
SECTION 8.06.   Use of JV Regulatory Documentation...............  53
SECTION 8.07.   Tax Matters......................................  54
SECTION 8.08.   Further Assurances...............................  54

                                 ARTICLE IX

                   Representations and Warranties of W-L

SECTION 9.01.   Organization; Good Standing......................  54
SECTION 9.02.   Authority; No Violation..........................  54
SECTION 9.03.   Certificate of Incorporation and By-Laws.........  55
SECTION 9.04.   Certain Litigation...............................  55
SECTION 9.05.   Compliance.......................................  55
SECTION 9.06.   Finder...........................................  56
SECTION 9.07.   Transactions Contemplated by W-L
                  Relevant Agreements............................  56

                                 ARTICLE X

                    Representations and Warranties of GW

SECTION 10.01.  Organization; Good Standing......................  56
SECTION 10.02.  Authority; No Violation..........................  56
SECTION 10.03.  Certificate of Incorporation and
                  Memorandum and Articles of Association.........  57
SECTION 10.04.  Intellectual Property Rights.....................  57
SECTION 10.05.  Certain Litigation...............................  58
SECTION 10.06.  Product Liability................................  59

                                                                 Page

SECTION 10.07.  Compliance.......................................  59
SECTION 10.08.  Finder...........................................  60
SECTION 10.09.  GW Regulatory Documentation......................  60
SECTION 10.10.  Transactions Contemplated by GW Relevant
                  Agreements.....................................  60

                                 ARTICLE XI

                           Conditions to Closing

SECTION 11.01.  Certain Action...................................  60
SECTION 11.02.  Governmental Approvals and Consents..............  60
SECTION 11.03.  Representations and Warranties...................  61
SECTION 11.04.  Performance of Covenants.........................  62
SECTION 11.05.  Authorization of Agreements......................  62
SECTION 11.06.  Operative Documents..............................  62
SECTION 11.07.  Certificate of Compliance........................  62

                                ARTICLE XII

                          Transfer of JV Interest;
                            Permitted Transfers

SECTION 12.01.  Limitation on Right to Transfer Parties'
                  Interests......................................  62
SECTION 12.02.  Permitted Transfers..............................  63
SECTION 12.03.  Change of Control................................  64

                                ARTICLE XIII

                              Indemnification

SECTION 13.01.  Indemnification by the JV Entities...............  66
SECTION 13.02.  Indemnification by W-L...........................  66
SECTION 13.03.  Indemnification by GW............................  67
SECTION 13.04.  Indemnification Generally........................  67
SECTION 13.05.  Survival of Representations and
                  Warranties.....................................  68

                                ARTICLE XIV

                            Term and Termination

SECTION 14.01.  Term of Agreement................................  69
SECTION 14.02.  Liquidation; Breach; Optional
                  Termination....................................  69
SECTION 14.03.  Continued Arrangements...........................  71
SECTION 14.04.  Winding Up and Liquidation.......................  72
SECTION 14.05.  Survival of Rights...............................  72

                                                                 Page


                              ARTICLE XV

                                General

SECTION 15.01.  Expenses.........................................  72
SECTION 15.02.  Assignment and Binding Effect....................  73
SECTION 15.03.  Inability To Agree upon Value....................  73
SECTION 15.04.  Corporate Names..................................  73
SECTION 15.05.  Governing Law; Jurisdiction; Consent to
                  Service of Process; Agent for Service..........  73
SECTION 15.06.  Notices..........................................  75
SECTION 15.07.  Parties in Interest..............................  76
SECTION 15.08.  Press Releases...................................  76
SECTION 15.09.  Headings.........................................  76
SECTION 15.10.  Entire Agreement; Amendment; Termination
                  of Existing Arrangements; Severability.........  76
SECTION 15.11.  Waiver and Compliance............................  77
SECTION 15.12.  Confidentiality..................................  77
SECTION 15.13.  Specific Enforcement.............................  78
SECTION 15.14.  Counterparts.....................................  78

                              AMENDED AND RESTATED GLOBAL PRINCIPLES
                              AGREEMENT dated as of June 30, 1996 (the
                              "Agreement"), by and between
                              WARNER-LAMBERT COMPANY, a Delaware cor-
                              poration ("W-L"), and GLAXO WELLCOME
                              plc, a company incorporated in England
                              and Wales ("GW"), amending and restating the Global Principles Agreement dated as of December 10, 1993 (the "Original Agreement") by and between W-L and GW


                         PRELIMINARY STATEMENT

          W-L and GW (under its previous name of Glaxo Holdings p.l.c.), previously entered into the Original Agreement and, pursuant thereto, agreed upon certain principles for the development and marketing of Ranitidine Products and certain other consumer health care products in the United States and in other countries throughout the world (except in Japan) and established certain JV Entities. Additionally, W-L and Wellcome plc, a company incorporated in England and Wales ("Wellcome"), previously entered into the Wellcome GPA and, pursuant thereto, agreed upon certain principles for the development and marketing of certain consumer health care products, including those sold under the trademark Zovirax(R), in the United States and in other countries throughout the world and formed certain joint ventures. Between March and June 1995, GW acquired all of the issued share capital of Wellcome. W-L and GW intend to terminate the Wellcome GPA and wish to amend and restate the Original Agreement in order to include therein, inter alia, certain principles for the development and marketing of Zovirax OTC Products in countries throughout the world (except in Japan) and implement additional joint ventures. While the specific form of the joint ventures implemented to date pursuant to the Original Agreement or to be implemented may vary in different countries, it is the intention of the Parties by this Agreement to agree upon certain principles which will govern the strategic development and marketing of all such products.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree that the Original Agreement be and is hereby amended and restated in its entirety, except as provided in Section 15.10, as follows:

                              ARTICLE I.

                              Definitions

          SECTION 1.01. Definitions. The following capitalized terms shall have the following definitions:

          "Acyclovir" shall mean the pharmaceutical compound
9-(2-hydroxyethoxymethyl) guanine and all pharmaceutically acceptable salts thereof.

          "Affiliate," with respect to any Person, shall mean any other Person controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed, for the purposes of this Agreement, to control a corporation (or other entity) if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation (or other entity), whether through the ownership of voting securities, by contract or otherwise. For the purposes of this Agreement, a JV Entity shall not be deemed to be an Affiliate of W-L or GW.

          "Business Day" shall mean a day of the year in which banks are not required or authorized to close in New York City or in the City of London.

          "Closing Documents" shall mean this Agreement, the JV
Implementation Agreements for the products and in the countries listed on Schedule 1.01(a) and the other Operative Documents listed on
Schedule 1.01(b).

          "Development Agreements" shall mean the development agreements among the Parties, their Affiliates and the JV Entities or any of them relating to the JV Businesses, as the same may be entered into, amended or modified from time to time.

          "Existing Zovirax Countries" shall mean (i) initially, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Iceland, Ireland, Italy, Liechtenstein, Luxembourg, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, the United Kingdom and the United States and (ii) from and after the date on which W-L or its Affiliates acquires consumer healthcare products of GW or its Affiliates in Australia, Canada and New Zealand, all the countries referred to in clause (i) and this clause (ii).

          "FDA" shall mean the United States Federal Food and Drug Administration or any successor agency of the United States.

          "Fully Allocated Cost" shall mean all costs, including materials, direct and indirect labor, services and an appropriate allocation of fixed and variable overhead expenses, but excluding any intercompany profits relating thereto, the determination of which shall, in respect of manufacturing, be in accordance with Schedule 1.01(c), and shall otherwise be as agreed between the Parties or their Affiliates in the relevant Operative Document or otherwise.

          "Going Concern Value" shall mean the value of a non-prescription consumer health care product business, or an interest therein, as the case may be, as if such business were freely tradeable in the open market (and, for the avoidance of doubt, taking into consideration any continuing arrangements pursuant to Section 14.03 hereof). Such valuation will not reflect either a premium for control or a discount for lack of marketability. The primary basis for arriving at such valuation will be commonly employed valuation multiples of selected non-prescription consumer health care product businesses generally deemed comparable to such business.

          "Governing Board" shall mean, in respect of any JV Entity, the Governing Board established pursuant to Section 3.02 of this Agreement and the relevant JV Implementation Agreements to oversee the management of that JV Entity.

          "GW Inc." shall mean Glaxo Wellcome Inc., a North Carolina corporation, which is an indirect wholly owned Affiliate of GW.

          "GW OTC" shall mean Glaxo Wellcome OTC Inc., a Delaware corporation, which is an indirect wholly owned Affiliate of GW.

          "GW Participant" shall mean, in respect of each JV Entity, GW or such direct or indirect wholly owned Affiliate of GW as may from time to time be the partner or other equity participant in such JV Entity in accordance with this Agreement.

          "GW Products" shall mean, as at the Closing of this Agreement, the products in the countries listed on Schedule 1.01(d), and shall also have the meanings set forth in Section 5.08.

          "GW Regulatory Documentation" shall mean all regulatory documents, clinical studies and tests in the possession or control of GW or any of its Affiliates relating to a particular product or compound including, without limitation, all new drug applications, abbreviated new drug applications, drug master files, correspondence with appropriate regulatory agencies (registrations and licenses, regulatory drug lists, advertising and promotion documents), adverse event files, complaint files and manufacturing records but excluding proprietary chemical data.

          "GW Services" shall mean Glaxo Services Inc., a Nevada corporation, which is an indirect wholly owned Affiliate of GW.

          "JV Business" shall mean, with respect to any JV Entity in any country, the business of such JV Entity.

          "JV Entity" shall mean, in respect of the United States, the U.S. Partnership, in respect of the United Kingdom and certain other countries, the U.K. Partnership, and in respect of any other country or territory, such Person as the Parties may establish for the purpose of conducting the JV Business in that country or territory and shall also mean such other Person as the Parties may otherwise establish in connection with the relevant JV Business.

          "JV Implementation Agreement" shall mean, in respect of any JV Entity, the agreement (or agreements) that establish the structure of the JV Entity and provide for the JV Business to be conducted in the relevant country, as the same may be entered into, amended or modified from time to time.

          "JV Products" shall mean all products developed, marketed, sold or distributed by any JV Entity pursuant to the arrangements contemplated by this Agreement and the other Operative Documents.

          "JV Regulatory Documentation" shall mean all regulatory documents, clinical studies and tests in the possession or control of any JV Entity, relating to a particular product or compound, including without limitation all new drug applications, abbreviated new drug applications, drug master files, correspondence with appropriate regulatory agencies (registrations and licenses, regulatory drug lists, advertising and promotion documents), adverse event files, complaint files and manufacturing records.

          "Launch Date" shall mean, in respect of a JV Product in a particular country, the date of first sale of that product by the relevant JV Entity for use or consumption by the general public (other than sales resulting from regional test marketing) in such country; provided, that if such date is not the first day of a calendar month, the Launch Date shall mean the first day of the next following calendar month.

          "License Agreements" shall mean the license agreements among the Parties, their Affiliates and the JV Entities or any of them relating to the JV Businesses, as the same may be entered into, amended or modified from time to time.

          "Lien" shall mean any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including, without limitation, any conditional sales or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

          "Net Sales" shall mean gross invoice amounts on sales of products to customers less the following deductions: off invoice (i.e., non-performance discounts), quantity (including bracket pricing) and cash discount and any other adjustments, including but not limited to those granted on account of price adjustments, billing errors, rejected goods, damaged goods, recalls, returns, rebates, charge-backs and prime vendor rebates, reimbursements or similar payments granted or given to wholesalers or other distributors, buying groups, health care insurance carriers or other institutions, freight and insurance charges billed to the customer, custom or excise duties, sales taxes and other taxes (except income taxes) or duties relating to sales of products, and any bona fide payment made in respect of any sale of products to any governmental or quasi-governmental body or agency.

          "NDA" shall mean a New Drug Application, including any amendments or supplements thereto, filed with the FDA pursuant to the Federal Food, Drug & Cosmetic Act, 21 U.S.C. 321 et seq., any amendments or supplements thereto, including any future amendments or supplements, or any regulations promulgated or adopted thereunder.

          "NDA Approval" shall mean the receipt of final approval from the FDA of an NDA with labeling mutually acceptable to the Parties to make, use and sell in the United States a subject product.

          "Non-U.S. Country" shall mean any country other than the United States.

          "Operating Profit or Loss" shall mean, with respect to any JV Entity, (i) the Net Sales of such JV Entity and any other income of such JV Entity less (ii) the sum of (x) the Fully

Allocated Cost of goods sold by such JV Entity, (y) the charges to such JV Entity provided for in Sections 5.07, 6.01, 6.02 and 6.03 and
(z) the Fully Allocated Cost of any other expenses of such JV Entity.

          "Operative Documents" shall mean the Closing Documents, the JV Implementation Agreements, the License Agreements, the Supply
Agreements and all ancillary documents referred to herein or therein.

          "OTC Classification" shall mean, in respect of any version of a drug product in any country, all classifications, approvals, permits and consents necessary to enable such version of a drug product to be sold to consumers without the necessity of a prescription in that country in accordance with applicable law.

          "OTC Switch Product" shall mean, in respect of any country, a version of a Prescription Product which may be sold to consumers without the necessity of a prescription in accordance with applicable law other than a Ranitidine Product and shall be deemed to include any product meeting the definition of Zovirax OTC Product in respect of such country.

          "Other Ranitidine Products" shall mean, in respect of any country, any version of a drug product which contains Ranitidine which may be sold to consumers without a prescription in that country (other than Ranitidine OTC Products).

          "Partnership Agreement" shall mean the Amended and Restated Partnership Agreement relating to the U.S. Partnership to be executed at the Closing of this Agreement between W-L and GW OTC as the same may be amended or modified from time to time.

          "Party" shall mean W-L or GW or any other Person which becomes a party to this Agreement.

          "Permitted Liens" shall mean (i) any Lien for current Taxes not delinquent or Taxes being contested in good faith by appropriate proceedings and (ii) other Liens incidental to the conduct of the business or the ownership of the property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of the property or assets or materially impair the use thereof in the operation of the business.

          "Permitted Transfer" shall mean a transfer of all or part of a Party's or its Affiliates' individual interest in this Agreement, any of the Operative Documents, any JV Business or any JV Entity or in any entity which holds an interest therein, made pursuant to and in accordance with Article XII of this Agreement.

          "Person" shall mean any individual or corporation, company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

          "Prescription Product" shall mean, in respect of any country, any product which is dispensed to consumers only against a prescription and which has not been given an OTC Classification in such country.

          "Prescription Ranitidine Products" shall mean, in respect of any country, any Prescription Product making use of Ranitidine.

          "Ranitidine" shall mean the pharmaceutical compound N-[2-[[[5-[(dimethylamino)methyl]-2furanyl]methyl]thio]ethyl]
- -N'-methyl-2-nitro-1,1-ethenediamine and its hydrochloride salt; provided, however, that for the avoidance of doubt, this definition shall not encompass Ranitidine Bismuth Citrate.

          "Ranitidine Bismuth Citrate" shall mean N-[2-[[[5-
[(dimethylamino) methyl]-2-furanyl]methylthio]ethyl]-N'-methyl-
2-nitro-1, 1-ethenediamine 2-hydroxy-1,2,3propanetricarboxylate bismuth (3+) complex.

          "Ranitidine OTC" shall mean, in the case of a tablet, a formulation containing less than 150 milligrams of Ranitidine or, in the case of other presentations, a formulation containing less than the equivalent strength, in either case in which Ranitidine alone is the active ingredient and having an initial indication different from the principal indications of the Prescription Ranitidine Product available in the United States as of the date of the Original Agreement (e.g., healing of ulcers).

          "Ranitidine OTC Products" shall mean, in respect of any country, any drug product which has been given an OTC Classification in such country and which contains Ranitidine OTC.

          "Ranitidine Products" shall mean Ranitidine OTC Products and Other Ranitidine Products.

          "Regulatory Approval" shall mean the receipt of final approval from all relevant governmental and other authorities to make, use and sell in a relevant territory a subject product together with all appropriate pricing approvals.

          "Supplemental Document Package" shall mean those Schedules and Exhibits the form of which has been agreed upon and marked for identification by the Parties.

          "Supply Agreements" shall mean the bulk ingredient and finished product supply agreements among the Parties, their Affiliates and the JV Entities or any of them relating to the JV Businesses, as the same may be entered into, amended or modified from time to time.

          "Taxes" shall mean taxes or other levies and assessments including income, excise, sales, use, transfer, registration, value added, franchise, capital, withholding, property, payroll or other governmental levies, including any penalties or interest thereon.

          "Third Party" shall mean any Person other than a Party or an Affiliate thereof but shall not include any JV Entity.

          "UK Partnership" shall mean Glaxo Wellcome Warner Lambert
(UK) OTC, a partnership established under the laws of England and Wales.

          "United Kingdom" or "UK" shall mean the United Kingdom of Great Britain (including the Channel Islands) and Northern Ireland.

          "United States" or "U.S." shall mean the fifty states of the United States of America, the District of Columbia, Puerto Rico, and any territory thereof and U.S. military bases worldwide.

          "U.S. Partnership" shall mean Glaxo Wellcome Warner-Lambert OTC G.P., a New York general partnership.

          "Valid Claim" means a claim which, but for licenses to be granted under a License Agreement, would be infringed by a JV Entity's manufacture, use or sale of a JV Product in any form, and which is in an unexpired issued patent included within the Patent Rights (as defined in such License Agreement) which has not been held invalid or unenforceable by a decision of a court of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid by the owner through reissue or disclaimer. If there should be two or more decisions which are conflicting with respect to the invalidity of the same claim, the decision of the higher or highest tribunal shall thereafter control; however, should the tribunals be of equal dignity, then the decision or decisions holding the claim valid shall prevail where the conflicting decisions are equal in number, and the majority of decisions shall prevail where the conflicting decisions are unequal in number.

          "Wellcome GPA" shall mean the Global Principles Agreement dated December 17, 1993, between W-L and Wellcome.

          "W-L Participant" shall mean, in respect of each JV Entity, W-L or such of W-L's direct or indirect wholly owned Affiliates as may from time to time be the partner or other equity participant in such JV Entity in accordance with this Agreement.

          "W-L Services Agreements" shall mean the services agreements between W-L or its Affiliates and the JV Entities or any of them relating to the JV Businesses, as the same may be entered into, amended or modified from time to time.

          "Zantac" shall mean the product containing Ranitidine as sold by GW or its Affiliates under the Zantac Trademark.

          "Zantac Trademark" shall mean (i) the trademark Zantac(R) and the registrations thereof, (ii) in respect of the United States and the United Kingdom, the distinctive five-sided form and the colors of the prescription product sold by GW and its Affiliates under the Zantac(R) trademark in the United States or the United Kingdom, as the case may be, and (iii) to the extent that GW, at its sole discretion, agrees to license the same to the relevant JV Entity or Entities, such other trade dress, brand marks, brand names and logos relating thereto and such unregistered rights as may exist through use.

          "Zovirax OTC Product" shall mean, in respect of any country, any version of a drug product which contains Acyclovir which may be sold to consumers without a prescription.

          "Zovirax Third Party Contracts" shall mean the contracts set forth on Schedule 1.01(e).

          "Zovirax Trademark" shall mean (i) the trademark Zovirax(R) and the registrations thereof and (ii) other trade dress, brand marks, brand names and logos relating thereto and unregistered rights as may exist through use.

          SECTION 1.02. Other Definitions. The following terms are defined in the Sections indicated:

         Term                                        Section

         Acquisition Notice                        12.03(a)
         Affected Party                            12.03(a)
         Alternate Representative                   3.02
         Annual Operating Plan                      3.13
         Change of Control                         12.03(a)
         Claim                                     13.01
         Closing                                    2.01
         Closing Date                               2.01
         Comparable Product                         5.06(a)(iii)
         Continuation                              14.03
         Coordination Committee                     3.09
         Deadlock                                   3.06
         Development Committee                      3.08
         Effective Date                            14.02(a)(iv)
         Entitled Party                            14.02(b)
         EU                                         5.03(e)
         Exclusivity                                6.01(b)
         Existing Products                         14.02(e)
         Exited Party                              15.04
         General Manager                            4.04
         GW Notice                                  5.05(a)
         GW Offer                                   5.04(b)
         GW Relevant Agreements                    10.02; 11.03(c)
         GW Relevant Country                        5.06(a)(i)
         GW Rights                                 10.04
         Identified Party                          14.02(a)(i)
         Indemnified Party                         13.04(a)
         Indemnifying Party                        13.04(a)
         JV Election                                5.05(b)
         JV Equity                                 12.03(a)(x)
         Legal Requirements                         9.05
         Management Fee                             6.02(b)
         Marketing Notice                           5.06(a)(i)
         Mass Media                                 5.06(a)(ii)
         Non-Affected Party                        12.03(a)
         Occurrence                                10.06(b)
         150 mg Tablet Product                      5.07(c)(v)
         Permits                                    9.05
         Permitted Affiliates                       5.06(a)
         Potential JV Product                       8.01
         Proceedings                                9.04
         Ranitidine Expiry Date                     5.07(c)(ii)
         Ranitidine OTC U.S. Expiry Date            5.07(c)(i)

         Reclassified Product                       5.06(c)
         Relevant Country                           5.05(a)
         Relevant Matters                           6.06(b)
         Relevant Party                            14.02(a)(ii)
         Relevant Prescription Product              5.06(a)
         Relevant Product                           5.06(a)
         Representative                             3.02
         Specified Country                          5.04(b)(i)
         Strategic Plan                             6.01(h)
         Wholesaling Rights                         5.07(a)
         W-L Relevant Agreements                    9.02; 11.03(c)
         Zovirax Expiry Date                        5.07(c)(iv)

          SECTION 1.03. Statutory Provisions. References in this Agreement to any provision of any enactment, statute or any other legislation or to any rules or regulations promulgated thereunder or other subordinate legislation include any modification, amendment or re-enactment of that provision for the time being in force.

          SECTION 1.04. Schedules. References in this Agreement to any Schedule shall, unless the context otherwise requires, mean the relevant Schedule contained in the Supplemental Document Package; provided that any Schedule identified in the Supplemental Document Package as being the same as the corresponding schedule to the Original Agreement need not be redelivered pursuant to this Agreement.


                              ARTICLE II.

                                Closing

          SECTION 2.01. Closing. The execution of this Agreement, and the subsequent closing or closings of the transactions contemplated by this Agreement (each being a "Closing") shall take place at the offices of either Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York or McKenna & Co., Mitre House, 160 Aldersgate Street, London, England or at such other place as the Parties may agree on a date or dates to be agreed upon by the Parties and, in the case of such subsequent closing or closings, as promptly as practicable following the satisfaction or waiver of all of the conditions set forth in Article XI hereof, but in no event later than 10 Business Days thereafter, or such later date as the Parties may agree (in respect of each Closing, the "Closing Date").

          SECTION 2.02. Action at the Closing of This Agreement. The Closing of this Agreement, subject to the simultaneous consummation of the transactions contemplated by the purchase agreements listed on
Schedule 2.02 and the satisfaction or waiver of the conditions set forth in Article XI hereof, shall take place immediately following the execution and delivery of this Agreement whereupon each of the Parties shall execute and deliver those of the other Closing Documents to which it is specified to be a party and shall cause each of their Affiliates and the applicable JV Entities to execute and deliver the same to the extent that they are specified to be parties thereto.

          SECTION 2.03. Subsequent Closings. Subsequent Closings to establish, pursuant to the terms hereof, additional JV Entities and the Governing Boards, Development Committees and Coordination Committees thereof, and to contribute new products to existing JV Entities, will be held, in accordance with Section 2.01, following satisfaction of the closing conditions set forth in Article XI hereof in respect of the relevant JV Entity and/or the product in question. The Parties agree that the Operative Documents to be executed in connection with the establishment of any additional JV Entities shall be substantially in the form of the Operative Documents relating to JV Entities established in the United States and the United Kingdom, with such changes as are contemplated hereby or required by local regulations and circumstances.


                             ARTICLE III.

                  Management of JV Entities; Funding

          SECTION 3.01. General Manager. Subject to the oversight responsibilities of each Governing Board set forth in Section 3.03, to the requirements of local law and the rights reserved to the Parties pursuant to Section 3.16, the day-to-day operations of each JV Entity shall be managed by a General Manager in accordance with Section 4.04.

          SECTION 3.02. Governing Boards; Membership. The number of members constituting any Governing Board shall be an even number determined from time to time by the Parties. Unless otherwise determined by the Parties, each Governing Board shall consist of eight members. In respect of each Governing Board, each of the W-L Participant and GW Participant shall, by written notice to the other, designate half of the members (being in respect of that JV Entity, the "Representatives") of that Governing Board and may from time to time, by like notice, designate one or more alternate representatives to act in the absence of any Representative (being, in respect of that JV Entity, the "Alternate Representatives"). All such individuals appointed by the W-L Participant or the GW Participant shall be directors, officers or senior employees of W-L or GW, as the case may be, or their respective Affiliates. The participation and acts (including, without limitation, the execution of any document) by any Alternate Representative shall, for all purposes, be deemed to be the act of the Representative for which the Alternate Representative is acting and references herein to "Representative" shall be construed accordingly. In the event of the removal, resignation or death of any Representative or Alternate Representative, the vacancy thereby created shall be filled, by written notice to the W-L Participant or the GW Participant, as the case may be, by the participant which designated the Representative or Alternate Representative so removed, resigning or deceased.

          SECTION 3.03. Responsibility of the Governing Boards. Subject to the rights reserved to the Parties pursuant to Section 3.16, the Governing Board of each JV Entity shall be responsible for overseeing the JV Business and the operations of that JV Entity and shall, in particular, have sole jurisdiction to approve the following matters:

          (a) all Strategic Plans and the Annual Operating Plan for the JV Entity and any material changes to such Plans;

          (b) material transactions, or a series of related transactions which taken together would be material, between the JV Entity and W-L, GW, or any of their respective Affiliates, other than any transaction specifically contemplated by this Agreement, the relevant JV Implementation Agreements or any other Operative Document;

          (c) material changes in accounting practices or tax procedures relating to the JV Entity;

          (d) material acquisitions or divestitures by the JV Entity;

          (e) appointments and removals of the General Manager and the other senior officers or managers of the JV Entity and the scope of their responsibilities;

          (f) material capital expenditures, or a series of related capital expenditures which taken together would be material, by the JV Entity;

          (g) subject to Section 3.14 and the terms of the relevant JV Implementation Agreement, all proposals for the continuing financing of the JV Entities;

          (h) any distributions by the JV Entity;

          (i) any license to be granted by the JV Entity to a Third Party or by a Third Party to the JV Entity or the appointment by the JV Entity of any distributor; and

          (j) such other matters as may be mutually agreed between the Parties or which are specified in any Operative Document to be subject to such approval.

For purposes of clauses (b), (d) and (f) of this Section 3.03, only those transactions, acquisitions, divestitures or capital expenditures involving a purchase price or expenditure, or, in the case of a license transaction, payments other than those calculated on the basis of product sales (e.g., up-front fees and milestone payments), in excess of the lesser of $5 million or 5% of Net Sales of the relevant JV Entity for the relevant JV Entity's preceding fiscal year shall be deemed material.

          SECTION 3.04. Actions of the Governing Boards. Each Governing Board shall act only upon the unanimous written consent of the Representatives without a meeting or upon the majority vote of the Representatives present at a duly convened meeting thereof at which at least a quorum of the Representatives is present and in respect of which at least one Representative appointed by each of the W-L Participant and the GW Participant voted in favor of the matter under consideration.

          SECTION 3.05. Meetings of the Governing Boards; Notice; Quorum. Meetings of each Governing Board shall, unless otherwise determined by it, be held at least quarterly on such dates as the relevant Governing Board may determine. In addition, any Representative may call a meeting of the Governing Board of which it is a member by giving written notice of such meeting (which may be waived by the Persons who would otherwise receive such notice) to each of the other Representatives (to the address of the W-L Participant or the GW Participant appointing such Representatives) at least ten Business Days prior to the meeting or such lesser period as to which all the Representatives may agree. Meetings of each Governing Board may consist of a conference between Representatives who are not all in one place, but in which each is able (directly or by telephonic communication) to speak to the others, and to be heard by each of the others. The presence of at least one more than half of the

Representatives shall be necessary to constitute a quorum for the transaction of business at any meeting of a Governing Board.

          SECTION 3.06. Deadlock. If any Governing Board is unable to agree on a course of action at a duly convened meeting at which at least a quorum of Representatives is present (the "Deadlock"), then the Chief Executive Officers of W-L and GW shall meet to attempt to resolve the Deadlock. If the Deadlock is not resolved within 45 calendar days of the Governing Board meeting at which such Deadlock arose, then, unless the relevant Governing Board otherwise agrees, no action will be taken with respect to the matter which is the subject of the Deadlock. In the event that the Deadlock relates to any proposed Annual Operating Plan, then the relevant JV Business will continue to be operated on the basis of the Annual Operating Plan last approved by the relevant Governing Board.

          SECTION 3.07. Subcommittees of the Governing Boards. Each Governing Board may establish one or more subcommittees to advise it on such specific projects or matters as shall be requested by the relevant Governing Board or to act on such projects or matters as shall be delegated by action of the relevant Governing Board to such subcommittees; provided, however, that representation of each of the W-L Participant and the GW Participant on each subcommittee shall be equal. Subcommittees shall conduct their business on such terms as the relevant Governing Board may determine.

          SECTION 3.08. Development Committee. 1. The number of members constituting any Development Committee shall be an even number as determined, with respect to a Development Committee being formed prior to the establishment of the related JV Entity, by W-L and GW, and with respect to a Development Committee being formed for an existing JV Entity, by the Governing Board of such JV Entity. Unless otherwise so determined, each Development Committee shall consist of ten members.
In respect of each Development Committee, the W-L Participant and the GW Participant (or W-L and GW, with respect to a Development Committee being formed prior to the establishment of the related JV Entity) shall, by written notice to the other, designate half of the members of that committee. All such individuals appointed by W-L or GW or their respective Affiliates shall be directors, officers or senior employees of W-L or GW, as the case may be, or their respective Affiliates. In the event of the removal, resignation or death of any member, the vacancy thereby created shall be filled, by written notice to W-L or GW or the W-L Participant or the GW Participant, as the case may be, by the Party or participant who designated the member so removed, resigning or deceased. Each Development Committee shall conduct its business as it sees fit and shall report to the relevant Governing Board on a regular basis or as that Governing Board may direct. Each Development Committee shall have only those powers to bind the relevant JV Entity as the Governing Board of that JV Entity may grant it, and such Governing Board shall have absolute discretion as to whether to accept and follow any reports or recommendations submitted by such Development Committee.

          (b) At reasonable intervals, and in any event at least once in each calendar year, the Development Committee for each JV Entity shall meet to discuss and identify potential OTC Switch Products or Ranitidine Products for such JV Entity and shall prepare and present to the relevant Governing Board a report thereon, and the Parties shall consult and cooperate fully with the Development Committee in respect of such process; provided, however, that GW shall not be required to offer any OTC Switch Product or Ranitidine Product to any JV Entity except pursuant to the provisions of Article V. Either W-L or GW may suggest OTC Switch Product or Ranitidine Product development work to the Development Committee for any JV Entity, including formulations, line extensions and new indications. GW shall have primary responsibility for the preparation of development plans which will cover the cost, feasibility and timing of such development work, which development plans will be reviewed and agreed by such Development Committee and approved by the Governing Board.

          SECTION 3.09. Coordination Committees. The Parties have established, in the case of existing JV Entities, or shall establish, in contemplation of the establishment of new JV Entities, a committee to coordinate marketing and related activities in connection with the business of such JV Entity (each a "Coordination Committee"). The number of members constituting any Coordination Committee shall be an even number as determined, with respect to a Coordination Committee being formed prior to the establishment of the related JV Entity, by W-L and GW, and with respect to a Coordination Committee being formed for an existing JV Entity, by the Governing Board of such JV Entity. Unless otherwise so determined, each Coordination Committee shall consist of eight members. In respect of each Coordination Committee, the W-L Participant and the GW Participant (or W-L and GW, with respect to a Coordination Committee being formed prior to the establishment of the related JV entity) shall, by written notice to the other, designate half of the members of that committee. All such individuals appointed by W-L or GW or their respective Affiliates shall be directors, officers or senior employees of W-L or GW, as the case may be, or their respective Affiliates. In the event of the removal, resignation or death of any member, the vacancy thereby created shall be filled, by written notice to W-L or GW or the W-L Participant or the GW Participant, as the case may be, by the Party or participant who designated the member so removed, resigning or deceased; provided that members of the Coordination Committee and their alternates shall have appropriate management responsibility. The General Manager of each JV Entity shall be one of the members of the Coordination Committee appointed by W-L or the W-L Participant, as the case may be, and he or she shall chair meetings of the Coordination Committee but shall not be entitled to a second or casting vote in the case of equality of votes. In the event of the removal or resignation of such individual as General Manager he or she shall automatically be deemed to have been removed from, or to have resigned from, the Coordination Committee, without prejudice to W-L's right to reappoint such individual as one of the other members appointed by it to the Coordination Committee. The provisions relating to the appointment and participation by alternate representatives, the procedure for taking decisions and actions, the frequency of meetings, notice of meetings, the quorum required for a meeting and subcommittees set forth in this
Article III in relation to the Governing Board shall apply equally to the Coordination Committee. Each Coordination Committee shall conduct its business as it sees fit and shall report to the relevant Governing Board on a regular basis or as that Governing Board may direct. Each Coordination Committee shall have only those powers to bind the relevant JV Entity as the Governing Board of that JV Entity may grant it, and such Governing Board shall have absolute discretion as to whether to accept and follow any reports or recommendations submitted by the Coordination Committee.

          SECTION 3.10. Removal of Representatives. W-L and GW, or the W-L Participant and the GW Participant, as the case may be, may at any time, by written notice to the other, remove (with or without cause) one or more of the members of any Governing Board, any subcommittee thereof, any Development Committee or any Coordination Committee designated by it and may, by like notice, designate new members to serve in their place.

          SECTION 3.11. No Remuneration. Unless the Parties otherwise agree, no Person shall be entitled to any fee, remuneration or compensation from any JV Entity in connection with their serving as a member of any Governing Board, any subcommittee thereof, any Development Committee or any Coordination Committee.

          SECTION 3.12. Other Positions of Representatives. Any Person may act in one or more of the capacities of Representative, Alternate Representative, member of any subcommittee, any

Development Committee or any Coordination Committee, or officer, director, manager or employee of any JV Entity or any Party or any Affiliate of any Party, notwithstanding that they act in any other such capacity.

          SECTION 3.13. Annual Operating Plan. The W-L Participant in each JV Entity shall cause to be submitted to the Governing Board of that JV Entity, not later than December 1 (or such other date as the Parties may agree) in each year, for review and approval an annual operating plan for the forthcoming calendar year covering, among other things, projections and budgets with respect to sales, operating and capital expenditures, financing, development and marketing (in respect of each JV Entity, as so reviewed and agreed, the "Annual Operating Plan"). The Annual Operating Plans shall be based on the Strategic Plans and shall include marketing and development sections that have been approved by the Coordination Committee and the Development Committee pursuant to Sections 6.02(a) and 3.08(b), respectively.

          SECTION 3.14. Funding. W-L and GW hereby agree to contribute, or to cause the W-L Participant or the GW Participant, as the case may be, to contribute, in accordance with and subject to sound commercial principles, equally (or as the Parties or such participants may otherwise agree), such funds as may be necessary for the conduct of the relevant JV Business whether for working capital or capital expenditures. All such funds shall, unless the Parties otherwise agree, be contributed to the relevant JV Entity as additional equity.

          SECTION 3.15. Deliberations. The deliberations of each Governing Board, each Development Committee, each Coordination Committee and each subcommittee thereof shall not extend to any business activity of the Parties other than as may be necessary to perform their responsibilities in connection with the relevant JV Business.

          SECTION 3.16. Reserved Matters. Except as otherwise specifically provided in this Agreement or the other Operative
Documents, and without prejudice to any other such provision requiring the consent or agreement of both Parties, the following matters shall be subject to the agreement of both Parties:

          (a) expansion of the JV Business into any new country;

          (b) all prices for the sale of products between, or the provision of services by either of, the Parties (or their Affiliates), on the one hand, and any JV Entity, on the other hand, or between any two or more JV Entities, with respect to the JV Businesses; and

          (c) any license to be granted by a JV Entity to another JV
     Entity.

          SECTION 3.17. Exports. GW shall not, and shall not permit any of its Affiliates to, package any products in packaging which is confusingly similar to the packaging used by the JV Entities for Ranitidine Products or OTC Switch Products and no JV Entity shall package any products in packaging which is confusingly similar to the packaging used by GW or any of its Affiliates for products that it is otherwise permitted to market pursuant to this Agreement; provided that where such packaging is used by GW or its Affiliates or a JV Entity, as the case may be, at the date hereof, this restriction shall apply only to any change to such packaging after the date of this Agreement which increases or is likely to increase the risk of confusion; provided, further, that this restriction shall not apply with respect to packaging that GW and its Affiliates are permitted to use pursuant to Section 6.08(b).


                              ARTICLE IV.

                        Operations; JV Entities

          SECTION 4.01. General. The businesses contemplated by this Agreement and by the other Operative Documents shall be implemented by JV Entities to be established from time to time by the Parties in accordance with this Agreement.

          SECTION 4.02. Establishment of Other JV Entities. Following
(i) acceptance by W-L, on behalf of the relevant JV Entity (formed or to be formed), of a GW Offer pursuant to Section 5.04, or (ii) the making by W-L of a JV Election pursuant to Section 5.05(b), the Parties shall, if necessary, promptly establish a JV Entity in the relevant Non-U.S. Country in order to conduct the JV Business which is the subject of such acceptance or election in accordance with this
Article IV (unless, taking into account all relevant matters including those set forth in Section 4.03(a), the Parties agree that a JV Entity in another country should conduct such business).

          SECTION 4.03. Form and Structure of JV Entities. The Parties agree that:

          (a) the nature of the entity constituting each JV Entity shall be determined by the Parties taking into consideration relevant tax, accounting and legal issues;

          (b) subject to Article XII, the equity of the U.S.
     Partnership shall be owned by W-L and GW OTC in the proportions provided in the Partnership Agreement;

          (c) subject to Article XII, the equity of each other JV Entity shall be owned equally by W-L (or such of its direct or indirect wholly owned Affiliates as W-L may nominate) and GW
     (or such of its direct or indirect wholly owned Affiliates as GW may nominate) and, subject to such principle, the Parties shall use their reasonable efforts to organize each such entity in such manner as will permit it to be classified for U.S. Federal income tax purposes as a partnership or otherwise permit it to avoid being classified as an "uncontrolled Section 902 corporation" with respect to W-L within the meaning of Section 904(d)(2)(E)(i) of the Internal Revenue Code of 1986, as amended; provided, however, that such action shall not, in GW's reasonable judgment, have an adverse financial effect on GW or any of its Affiliates;

          (d) the Operating Profit and Loss with respect to each JV Entity shall be shared equally by the Parties, and, to the extent necessary or appropriate to achieve that objective, adjustments shall be made to the interests of the W-L Participant and the GW Participant in the profit or loss of the JV Entity so as to take into account any amounts in excess of Fully Allocated Cost realized by either Party (or any of its Affiliates) from the supply of goods or services to, or use of property by, the JV Entity, other than the charges provided for in Sections 5.07, 6.01, 6.02 and 6.03, and after offsetting such amounts by any fees, commissions, allowances or other payments made pursuant to
     Section 6.04 in respect of such supply of goods or services, or use of property, by such Party (or any of its Affiliates). In addition, to the extent necessary to fully achieve this objective, such adjustments as are necessary shall be made to such amounts, fees, commissions, allowances or other payments;

          (e) the amounts to be charged by the Parties and their Affiliates to each JV Entity in respect of management fees and royalty payments shall be determined in accordance with Sections 5.07(c), 6.02 and 6.03; and

          (f) the membership of all statutory or legal governing bodies of each JV Entity shall be kept to the minimum permitted by all applicable laws (or as the relevant Governing Board may otherwise determine); provided, however, that the relevant W-L Participant and GW Participant shall be equally represented on each such governing body.

          SECTION 4.04. Management of JV Entities. The W-L Participant shall nominate, subject to the approval of the relevant Governing Board pursuant to Section 3.03(e), a General Manager of each JV Entity who will have day-to-day operational responsibility for such JV Entity (each a "General Manager").

          SECTION 4.05. Operations To Be Conducted in Accordance with Annual Operating Plan and Direction of Governing Board. The day-to-day operations of each JV Entity shall be conducted under the direction of its General Manager in accordance with the Annual Operating Plan and otherwise in accordance with the directions of the relevant Governing Board. For the avoidance of doubt, the Parties agree that none of the actions and matters referred to in Sections 3.03 and 3.16 shall be taken without the prior consent of the relevant Governing Board or the Parties, as the case may be, and the Parties shall ensure that the General Manager of each JV Entity is fully aware of the actions which require such prior consent and that his or her authority does not extend to such transactions or matters and shall ensure that the General Manager does not take any such actions.

          SECTION 4.06. Litigation. Except as provided in the other Operative Documents, the management of any litigation involving a JV Entity, including, without limitation, decisions relating to the institution, compromise or settlement of such litigation, shall be the responsibility of the JV Entity. In managing such litigation, the JV Entity shall afford GW and WL equal opportunity to give advice and counsel concerning any decision relating to such litigation and such decisions shall be made based on the consensus reached by GW and WL. Any dispute between GW and WL with respect to decisions relating to such litigation shall be resolved by the Governing Board of the JV Entity. Each of the Parties and their Affiliates shall fully cooperate with respect to any litigation involving any JV Entity, including, if required in order to bring an action, the furnishing of a power of attorney or, to the extent possible, consenting to become a party. Subject to the other provisions of this Section 4.06, each of the Parties shall have the right to have separate counsel and to participate in any litigation involving any JV Entity. The relevant JV Entity shall bear all costs relating to any litigation affecting the interest or rights of a

JV Entity, except that the fees and expenses of any separate counsel retained by a Party shall be paid for by such Party.


                              ARTICLE V.

                              JV Products

          SECTION 5.01. General. Except as provided by this Article V, GW and its Affiliates shall be free to develop, manufacture, market, sell or distribute any products in any country.

          SECTION 5.02. Ranitidine Products in the United States. (a) The U.S. Partnership shall continue developing, manufacturing, marketing, selling and distributing Ranitidine OTC Products in the United States.

          (b) GW may, in its sole discretion, from time to time offer to grant to W-L on behalf of the U.S. Partnership the marketing, selling and distribution rights (and, if the Parties agree, the development and manufacturing rights) with respect to Other Ranitidine Products in the United States. In the event that GW decides, in its sole discretion, to offer to the U.S. Partnership the rights to any such product, GW shall offer, by written notice to W-L, to grant to the U.S. Partnership the exclusive right (subject to Section 5.06(a)) to market, sell and distribute such product in the United States (and, if the Parties agree, to develop and manufacture such product therefor) and to grant the U.S. Partnership a license in accordance with Section 5.07(a) and (b) in respect thereof, in each case in consideration for the royalties payable in respect of the license to be negotiated in accordance with Section 5.07(c) and it shall be a term of such offer that W-L shall be entitled to provide the U.S. Partnership with services, and to be reimbursed therefor, in each case in accordance with Section 6.02.

          (c) Following the making of an offer in accordance with
Section 5.02(b), W-L shall as soon as reasonably practicable and in any event within six months either accept or decline such offer on behalf of the U.S. Partnership by written notice to GW, and:

          (i) GW shall, during such six-month period, provide W-L with such further information relating to the matters which are the subject of such offer, including access to all GW Regulatory Documentation relating to the relevant product which is the subject of such offer and copies thereof, each as W-L may reasonably request and shall update such information promptly from time to time;

         (ii) in the event of such offer being accepted by W-L, W-L, on behalf of the U.S. Partnership, and GW shall use their best efforts to negotiate and execute as soon as reasonably practicable and in any event within three months the relevant Operative Documents (to be in accordance with the principles referred to in Section 5.04(b), Article VI and otherwise as the Parties may agree); and

        (iii) in the event of such offer being declined by W-L, W-L, on behalf of the U.S. Partnership, shall at the time the offer is declined provide GW with a full statement of reasons for declining such offer and shall afford GW the opportunity of discussing fully such reasons for refusal.

          (d) Except as provided by Section 5.06(a), GW shall not, and shall ensure that its Affiliates do not, market, sell or distribute or grant any license or other similar right to any Third Party to market, sell or distribute any Ranitidine Product in the United States.

          SECTION 5.03. Zovirax OTC Products in Cream Form. (a) In the Existing Zovirax Countries, the JV Entities that have been formed in such countries or W-L, on behalf of a JV Entity, have and shall continue to have the exclusive right, subject to the Zovirax Third Party Contracts, to market, sell and distribute Zovirax OTC Products in cream form and has been or will be granted a license incorporating the provisions of Section 5.07(a) and (b) in respect thereof. The royalties payable in respect of the license shall be equivalent to the royalties payable in accordance with Sections 5.07(a) and 5.07(c) and W-L is or shall be entitled to provide the relevant JV Entity or Entities with services, and to be reimbursed therefor, in each case in accordance with Section 6.02.

          (b) In the event that a product in cream form containing Acyclovir is given an OTC Classification in any Existing Zovirax Country, W-L and GW shall use their best efforts to negotiate and execute as soon as reasonably practicable, and in any event within three months, the relevant Operative Documents (to be in accordance with this Article V and Article VI and otherwise as the Parties may agree).

          (c) Except as provided in Section 5.06(a) and subject to the Zovirax Third Party Contracts, GW shall not, and shall ensure that its Affiliates do not, market, sell or distribute or grant any license or other similar right to any Third Party to market, sell or distribute any Zovirax OTC Products in cream form in the Existing Zovirax Countries.

          SECTION 5.04. Other Products and/or Other Countries. (a) General. GW may, in its sole discretion, from time to time offer to W-L to grant to a JV Entity or Entities (formed or to be formed) in a particular country the marketing, selling and distribution rights (and, if the Parties agree, the development and manufacturing rights) with respect to a particular Ranitidine Product in a Non-U.S. Country or any OTC Switch Product (other than Zovirax OTC Products in cream form in the Existing Zovirax Countries).

          (b) The GW Offer. If GW desires to grant to any Third Party any right to market, sell or distribute:

          (i) any Ranitidine Product in any Non-U.S. Country other than the countries set forth on Schedule 5.04(b)(i) (the
     "Specified Countries") or under the terms, as at the date of this Agreement, of the agreements set forth on Schedule 5.04(d); or

         (ii) any OTC Switch Product in any country other than the Specified Countries (other than Zovirax OTC Products in cream form in the Existing Zovirax Countries);

GW shall offer, by written notice to W-L (the "GW Offer"), to grant to a JV Entity or Entities (formed or to be formed) the exclusive right (subject to Section 5.06) to market, sell and distribute such product in the relevant country (and, if the Parties agree, to develop and manufacture such product therefor) and to grant such JV Entity or Entities a license in accordance with Section 5.07(a) and (b) in respect thereof, in each case in consideration for the royalties payable in respect of the license to be negotiated in accordance with Sections 5.07(c) and it shall be a term of such offer that W-L shall be entitled to provide the relevant JV Entity or Entities with services, and to be reimbursed therefor, in each case in accordance with Section 6.02 or 6.03, as applicable; provided, however, that no GW Offer shall be required to be made, and the restrictions in Sections 5.04(d) and 5.05 hereof shall not apply, if:

          (x) at the time that a GW Offer would be required to be made (or, if Section 5.05(a)(ii) is applicable, at the time that a GW Notice would be required to be made) W-L or any of its Affiliates or any Third Party on their behalf (other than pursuant to a license under which W-L or its

     Affiliates are only entitled to receive royalties and other- wise only have rights consistent with passive license arrangements) are developing, manufacturing, marketing, selling or distributing (or have entered into any agreement, other than such a license, to do the same with respect to) any non-prescription product in such country which would in the reasonable opinion of GW directly compete with the Ranitidine Product or OTC Switch Product which is the subject of the GW Offer or the GW Notice, as the case may be, it being agreed by the Parties that a non-prescription product will directly compete with a Ranitidine OTC Product only if it contains an H2 antagonist or a proton pump inhibitor and, except as aforesaid, if the Parties cannot agree whether any such non-prescription product will directly compete with a Ranitidine Product or an OTC Switch Product the Parties shall seek to resolve the issue by negotiation; and

          (y) GW shall have notified W-L in writing that a GW Offer (or, if Section 5.05(a)(ii) is applicable, a GW Notice) would be made but for the terms of paragraph (x) of this proviso and W-L shall not have undertaken in writing to GW, within three months of receipt of such written notice, to terminate the development, manufacturing, marketing, sale or distribution of any such competing product prior to the Launch Date for the relevant Ranitidine Product or OTC Switch Product.

          (c) Acceptance of GW Offer. Following the making of a GW Offer, W-L shall as soon as reasonably practicable, and in any event within six months, either accept or decline such offer on behalf of the relevant JV Entity or Entities by written notice to GW, and:

          (i) GW shall, during such six-month period, provide W-L with such further information relating to the matters which are the subject of the GW Offer, including access to all GW Regulatory Documentation relating to the relevant product which is the subject of the GW Offer and copies thereof, each as W-L may reasonably request and shall update such information promptly from time to time; and

         (ii) in the event of the GW Offer being accepted by W-L, W-L and GW shall use their best efforts to negotiate and execute as soon as reasonably practicable, and in any event within three months, the relevant Operative Documents (to be in accordance with the principles referred to in

     Section 5.04(b), Article VI and otherwise as the Parties may agree); or

        (iii) in the event of the GW Offer being declined, or not being accepted by W-L within six months of the GW Offer, GW or its Affiliates shall then, and only then, be entitled to grant a license, on terms taken as a whole no more favorable than those last offered to W-L pursuant to this Section 5.04, to a Third Party to develop, manufacture, market, sell or distribute the product which is the subject of the GW Offer in the country referred to therein.

          (d) Restrictions on GW and GW Affiliates. Except as provided in Section 5.06 or under the terms, as at the date of this Agreement, of the agreements set forth on Schedule 5.04(d), GW shall not and shall ensure that its Affiliates do not themselves market, sell or distribute without the prior written consent of W-L, and, except as further provided in Section 5.04(c)(iii) and Section 5.05, GW shall not and shall ensure that its Affiliates do not grant any license or other similar right to any Third Party to market, sell or distribute:

          (i) any Ranitidine Product in any Non-U.S. Country other than the Specified Countries; or

         (ii) any OTC Switch Product in any country other than the Specified Countries (but not Zovirax OTC Products in cream form in the Existing Zovirax Countries).

          (e) Certain Offers Relating to the European Union. In the event (i) a Specified Country accedes to the Treaty (the "Treaty") establishing the European Union (the "EU") or (ii) rules substantially equivalent to the rules concerning the free movement of goods contained in Articles 9 to 36 and 95 of the Treaty come into full force and effect as regards general trade, including pharmaceuticals, between the EU and any Specified Country, and consumer healthcare products manufactured in or manufactured for sale in such Specified Country enjoy Effective Free Movement rights, such country shall no longer be deemed a Specified Country and GW shall offer to W-L on behalf of a JV Entity (formed or to be formed) the rights in such country with respect to Ranitidine Products and OTC Switch Products applicable to countries other than Specified Countries (other than Zovirax OTC Products in cream form in the Existing Zovirax Countries) in accordance with the procedures set forth above in this Section
5.04. With respect to any Ranitidine Products and OTC Switch Products previously marketed by GW in such country, the Parties shall negotiate in good faith the amount of reimbursement, if any, to GW for certain past development, launch and marketing expenses incurred by GW with respect to such products and shall consider the possible utilization of any existing sales force of GW available for marketing such products. If the parties cannot agree on whether reimbursement is due or, if due, on the amount of such reimbursement, such issues will be decided pursuant to an independent arbitration process that is consistent with Section 15.03. For the avoidance of doubt, the rules referred to in clause (ii) of the first sentence of this Section 5.04(e) shall not be considered to have come into full force and effect until the expiration of any transitional period provided for the elimination of all custom duties and quantitative restrictions or measures of equivalent effect between the EU and the relevant Specified Country. For the purpose of this Section 5.04(e) consumer healthcare products manufactured in or manufactured for sale in a Specified Country shall be considered to enjoy Effective Free Movement Rights when the requirements and procedures for the grant by an EU member state of a marketing authorization for their importation and sale in that EU member state are no more onerous than such as would have applied if such consumer healthcare products had been manufactured in another EU member state.

         SECTION 5.05. Right of First Refusal. (a) The GW Notice. If:

          (i) following the making of a GW Offer which is not accepted by W-L pursuant to Section 5.04(c), GW desires to grant pursuant to Section 5.04(c)(iii) to any Third Party the right to market, sell or distribute the products which are the subject of the GW Offer in the country referred to in the GW Offer on terms taken as a whole more favorable than those last offered to W-L pursuant to Section 5.04; or

         (ii) GW desires to grant a license to any Third Party to market, sell or distribute any Ranitidine Product or OTC Switch Product in any Specified Country (other than Zovirax OTC Products in cream form in the Existing Zovirax Countries); provided, however, that the provisions of this Section 5.05(a)(ii) shall not, for the avoidance of doubt, include any wholesale agreement or other similar customer arrangement typically entered into in such country by pharmaceutical companies and third parties who fulfill a wholesale function ("Wholesaling Rights");

GW shall first give written notice (the "GW Notice") to W-L specifying the relevant country ("Relevant Country"), a description of the products intended to be marketed in such country and in respect of which such license is intended to be granted and the principal terms on which such license is proposed to be granted and GW shall, and shall ensure that its Affiliates, only grant such a license if permitted to do so by Section 5.05(d).

          (b) The JV Election. W-L shall as soon as reasonably practicable, and in any event within one month of receipt of a GW Notice (if the GW Notice is given pursuant to Section 5.05(a)(i)) or three months of receipt of a GW Notice (if the GW Notice is given pursuant to Section 5.05(a)(ii)), by notice in writing to GW, either elect that the marketing, sale and distribution of the products specified in the GW Notice in the Relevant Country shall be exclusively conducted by a JV Entity (the "JV Election") or waive its right to make such an election. Following the making of a JV Election, the Parties shall use their best efforts to negotiate and execute as soon as reasonably practicable, and in any event within three months, Operative Documents having the same principal terms as those proposed in the GW Notice and otherwise as W-L and GW shall agree.

          (c) Information. Following the giving of a GW Notice, GW shall, during the period in which W-L may make a JV Election pursuant to Section 5.05(b) but has not done so or waived its right to do so, provide W-L with such further information relating to the matters required to be included therein, including access to all GW Regulatory Documentation relating to the relevant product which is the subject of the GW Notice and copies thereof, each as W-L may reasonably request and shall update such information promptly from time to time.

          (d) GW's Rights If No JV Election. If W-L shall waive its right to make a JV Election in accordance with Section 5.05(b) or, in any event, if following the expiry of the one or three month period referred to in Section 5.05(b) W-L shall not have made a JV Election, GW and its Affiliates shall then, and only then, be free to license (on terms taken as a whole no more favorable than those set forth in the GW Notice) the marketing, sale and distribution rights to the products specified in the GW Notice in the Relevant Country; provided, however, that such marketing, selling or distribution commences within two years of (x) such waiver or (y) the expiry of such one or three month period, as the case may be, or such longer period as may be necessary solely because of any regulatory delays not attributable to any omission, negligence or otherwise due to a lack of reasonable diligence by GW or the proposed licensee.

          SECTION 5.06. GW Marketing Rights. (a) Notwithstanding anything in this Article V to the contrary, GW, any direct or indirect wholly owned Affiliate of GW, any Affiliate set forth on
Schedule 5.06(a) hereof and any future Affiliate of GW which is not a wholly owned Affiliate of GW and which has not been established and is not being used for the purpose of circumventing the restrictions of this Agreement on the grant of licenses by GW and its Affiliates to Third Parties (all such Affiliates being "Permitted Affiliates") shall each be free to itself market, sell or distribute in the United States or in any Non-U.S. Country, a version of a drug product (the "Relevant Product"), other than in the United States a product in oral form containing Acyclovir, having the same indications or dosage strength as a then existing Prescription Product of GW or its Affiliates marketed in the relevant country (the "Relevant Prescription Product") if the Relevant Product is given an OTC Classification in the relevant country; provided, however, that:

          (i) GW shall first have given written notice (a "Marketing Notice") to W-L of its intention so to market, sell or distribute the Relevant Product, giving details of the Relevant Product including its indications, dosage strength, brand names, trade names and trademarks and the relevant country (the "GW Relevant Country") not less than 90 calendar days prior to the commencement of such marketing, selling or distribution;

         (ii) such marketing, sale or distribution shall not involve the use of Mass Media directed to consumers unless, in the GW Relevant Country, use of Mass Media with respect to the Relevant Prescription Product has been lawfully carried out by GW or its Affiliates prior to the Relevant Product being given an OTC Classification in that country and such use of Mass Media was not carried out with the purpose of avoiding the restrictions of this paragraph (ii); for the purposes of this Section 5.06(a)(ii) and
     Section 5.06(b), "Mass Media" shall mean television, radio, outdoor advertising, direct mail or lay newspapers, magazines or journals;

        (iii) in the event that a JV Entity has begun developing a Ranitidine Product (if the Relevant Product is a Ranitidine Product) or (in any other case) a product containing the same principal active ingredients as the Relevant Product ("Comparable Products") for marketing, sale or distribution in the GW Relevant Country but has not begun marketing, selling or distributing the Comparable Product in such country:

               (A) W-L and GW shall discuss in good faith the viability of developing or continuing to develop a Ranitidine Product or a Comparable Product, as the case may be, for marketing, sale or distribution by a JV Entity in the GW Relevant Country and/or the establishment of a co-promotion or co-marketing arrangement with respect to the marketing, sale or distribution of the Relevant Product in the GW Relevant Country,

               (B) if the Parties fail to agree on satisfactory arrangements for such development of a Ranitidine Product or a Comparable Product or such a co-promotion or co-marketing arrangement with respect to the Relevant Product, GW shall first have reimbursed, on an after-tax basis, all relevant JV Entities and/or W-L and the W-L Participant (with the principle being that W-L and the W-L Participant be made whole) for all costs (including reimbursement costs) expended or incurred by them or for which they are, or will with the passage of time become, liable in connection with the development of Ranitidine Products or Comparable Products, as the case may be, specifically for marketing, sale or distribution in the GW Relevant Country, and

               (C) immediately following the reimbursement of development costs pursuant to clause (B) above, any license granted to any JV Entity in respect of such product shall terminate without further action of the Parties;

         (iv) in the event that a JV Entity shall have commenced marketing, selling or distributing Ranitidine Products (if the Relevant Product is a Ranitidine Product) or a Comparable
     Product (in any other case) in the GW Relevant Country, and without prejudice to GW's and its Permitted Affiliates' rights to market, sell or distribute the Relevant Product in the Relevant Country, W-L and GW shall discuss and negotiate in good faith arrangements with respect to the marketing, sale and distribution of the Relevant Product and the relevant Ranitidine Product or the Comparable Product, as the case may be, in the GW Relevant Country including the establishment of co-promotion or co-marketing arrangements with respect to such products; and

          (v) in the event that a JV Entity shall have commenced marketing, selling or distributing Ranitidine Products (if the Relevant Product is a Ranitidine Product) or Comparable

     Products (in any other case) in the Relevant Country, the Relevant Product shall only be marketed, sold or distributed (by GW or its Permitted Affiliates) under trademarks, trade dress, brand marks, brand names and logos being used by GW or its Affiliates in respect of their prescription business in the Relevant Country as it relates to the Relevant Prescription Product or such other trademarks, trade dress, brand marks, brand names or logos which are different than, and not confusingly similar to, those granted to the JV Entity.

          (b) In the event that GW intends that it or any Permitted Affiliate will market, sell or distribute any Relevant Product pursuant to Section 5.06(a) and such product would be suitable for promotion by Mass Media but is not permitted to be so promoted by
Section 5.06(a)(ii), W-L and GW shall discuss in good faith the desirability of establishing a co-promotion or co-marketing arrangement in respect of that product.

          (c) Notwithstanding anything herein to the contrary but subject to Section 5.06(d), GW, any direct or indirect wholly owned Affiliate of GW, any Affiliate set forth on Schedule 5.06(a) hereto and any future Affiliate of GW which is not a wholly owned Affiliate of GW and which has not been established and is not being used for the purpose of circumventing the restrictions of this Agreement on the grant of licenses by GW and its Affiliates to Third Parties shall not be required to offer to a JV Entity any Prescription Product of GW or any such Affiliate which is given an OTC Classification solely as a result of government initiated action in a country other than the United States, Canada or Mexico (a "Reclassified Product") and which meets the following criteria and GW or such Affiliates will be allowed, in such a country, to itself market, sell and distribute such Reclassified Product using Mass Media as defined in Section 5.06(a)(ii) without any restriction on such use of Mass Media by GW, if such Reclassified Product:

          (i) contains the same principal active ingredient as the Prescription Product;

         (ii) has the same dosage strength as the Prescription
     Product;

        (iii) has one or more indications that are the same as one or more indications of the Prescription Product; and

         (iv) is limited by its applicable regulation for sale solely to medical or pharmacy outlets in such country; for purposes of this Section 5.06(c), "medical or pharmacy outlets" shall mean any outlets where consumers purchase products distributed under the responsibility of a medically or pharmaceutically qualified person.

          GW and its Affiliates shall be required to offer to a JV Entity a Reclassified Product whose sale is not limited by its applicable regulation solely to medical or pharmacy outlets in accordance with the terms otherwise set forth in this Agreement.

          (d) Notwithstanding the above Section 5.06(c), upon receipt of an OTC Classification for a cream form of a Zovirax OTC Product, GW shall be required to offer such Zovirax OTC Product to a JV Entity on the same terms as rights with respect to Zovirax OTC Products in cream form are granted pursuant to Section 5.03.

          (e) If, in a circumstance described in paragraph (c) above, the Reclassified Product contains the same principal active ingredient and is to be marketed under the same or a substantially similar trademark as a JV Product which then has received Regulatory Approval in the country in question, GW will involve the JV Entity in the marketing of the Reclassified Product and will negotiate in good faith to establish an appropriate financial return relating to the services being performed by the JV Entity. If the parties cannot agree on terms, the terms will be decided pursuant to an independent arbitration process that is consistent with Section 15.03.

          (f) If, in a circumstance described in paragraph (c) above, a JV Entity has not received Regulatory Approval to market a product with the same principal active ingredient as the Reclassified Product and GW elects not to offer the Reclassified Product to such JV Entity, GW shall offer the JV Entity the opportunity to co-market the Reclassified Product under a different trademark and trade dress, which trade dress may in appropriate circumstances include the color and shape of the Reclassified Product. The parties shall negotiate the terms of such co-marketing arrangements in good faith, recognizing the need for both parties to receive an adequate return with respect to such co-marketing arrangement.

          (g) For the avoidance of doubt, in a circumstance described in paragraph (c) above, GW shall have the option of complying either with paragraphs (a) and (b) above or with paragraphs (c) through (f) above.

          (h) For the avoidance of doubt, the provisions of this
Section 5.06 do not in any way apply to or restrict the marketing, selling or distribution of the Relevant Product by GW or any of its Affiliates on or after the date of this Agreement in any Specified Country (i) except to the extent that a JV Entity is developing, marketing, selling or distributing an OTC version of the Relevant Prescription Product in any such Specified Country and (ii) except for the marketing, selling or distribution by GW or any of its Affiliates of Zovirax OTC Products in cream form in the Existing Zovirax Countries.

          SECTION 5.07. Licenses and Services. (a) Grant of License. In respect of each country where any products are to be developed, manufactured, marketed, sold or distributed by a JV Entity, GW shall promptly on request by W-L grant, or cause its Affiliates to grant, to the relevant JV Entity or JV Entities an exclusive license (even as to GW and its Affiliates, but in any event subject to Section 5.06 and subject to the rights, if any, granted by the terms, as at the date hereof, of the Zovirax Third Party Contracts and the Agreements set forth on Schedule 5.04(d) and Wholesaling Rights that exist prior to such time rights to such product are offered to a JV Entity in accordance with this Agreement):

          (i) to use, in the non-prescription health care market, all patent and other intellectual property rights owned by GW or any of its Affiliates as may be necessary for the development, manufacture, marketing, sale and distribution of such products by or on behalf of the relevant JV Entity or JV Entities; and

         (ii) to use the heritage trademark, such as, in the case of a Ranitidine Product, the Zantac Trademark (or, if the Zantac Trademark is not used in that country, the prescription trademark so used in that country) in connection with products in the non-prescription health care market in the relevant country; provided, however, that GW shall not be required so to grant or to cause the grant of an exclusive license to use in the non-prescription health care market the heritage trademark (or such other prescription trademark) in respect of any Non-U.S. Country if it can demonstrate, to the reasonable satisfaction of W-L on behalf of the relevant JV Entity (formed or to be formed), a compelling commercial reason why such trademark should not be used in such Non-U.S. Country, in which case, GW shall not itself use the heritage trademark and shall not grant to any Person a license to use the heritage trademark in connection with the marketing, sale or distribution of any non-pre-scription consumer health care product in the relevant Non-U.S. Country.

In addition, in the event the trademark to be used on any Ranitidine Product or Zovirax OTC Product in a given country does not incorporate the trademark used on the heritage prescription product in such country, the royalty, if any, to be paid in respect of such Product to GW, W-L or their Affiliates for such country shall be negotiated by the parties on a case-by-case basis.

          (b) Terms of License. Each license shall provide for the payment by the relevant JV Entities of royalties to be determined in accordance with Section 5.07(c), shall continue until terminated in accordance with this Agreement (under Section 5.06(a)(iii)(C) or Article XIV) and shall otherwise be on such other non-financial terms that are substantially the same as those contained in the licenses previously granted by GW to the JV Entities, with such additional changes as are contemplated hereby or required by local regulations and circumstances; and provided, however, that unless GW otherwise agrees, no JV Entity shall promote, sample or sell JV Products through marketing channels, including but not limited to managed care organizations, principally targeted at physicians, other medical practitioners or pharmacists in the relevant country.

          (c) Royalties Payable by the JV Entities.

          (i) Ranitidine OTC in the United States. The Parties agree that in consideration for the grant, in accordance with Sections 5.07(a) and (b), of a license by GW or its Affiliates to use patents and the Zantac Trademark in connection with the development, manufacture, marketing, sale and distribution of Ranitidine OTC and Ranitidine OTC Products in or in respect of the United States, the U.S. Partnership and/or any other relevant JV Entities shall pay to GW or its Affiliates a royalty at the following rates:

               (A) in respect of the period beginning on the Launch Date of a Ranitidine OTC Product in or in respect of the United States to (but not including) the first anniversary thereof, 15% of the U.S. Partnership's Net Sales of such Ranitidine OTC Product;

               (B) in respect of the period beginning on the date of the first anniversary of such Launch Date to (but not including) the date upon which both of GW's U.S. patents (including all divisions, extensions, reissues, renewals, continuations and continuations in part thereof) listed on Schedule 5.07(c)(i)(B) shall have expired or shall cease to contain a Valid Claim (the "Ranitidine OTC U.S. Expiry Date"), 20% of the U.S. Partnership's Net Sales of such Ranitidine OTC Product; and

               (C) in respect of the period beginning on the Ranitidine OTC U.S. Expiry Date, 15% of the U.S. Part-nership's Net Sales of such Ranitidine OTC Product;

provided, however, that in the event that such royalty when aggregated with the Fully Allocated Cost (x) of manufacturing (determined in accordance with Schedule 1.01(c)) bulk Ranitidine supplied to any JV Entity in respect of the development, manufacture, marketing, sale and distribution of such Ranitidine OTC Product by the U.S. Partnership and (y) incurred in manufacturing and finishing such Ranitidine OTC Product exceeds (1) in respect of the twelve-month period ending on the day preceding the first anniversary of the Launch Date of such Ranitidine OTC Product by the U.S. Partnership, 26% of the U.S. Partnership's Net Sales of such Ranitidine OTC Product, (2) in respect of each following twelve-month period, or part thereof, prior to the Ranitidine OTC U.S. Expiry Date, 30% of the U.S. Partnership's Net Sales of such Ranitidine OTC Product, and (3) in respect of each following twelve-month period, or part thereof, ending on the day prior to the anniversary of the Launch Date of such Ranitidine OTC Product by the U.S. Partnership, 26% of the U.S. Partnership's Net Sales of such Ranitidine OTC Product, none of the U.S. Partnership, any relevant JV Entity and W-L shall be required to compensate GW or its Affiliates for any amounts in excess of such applicable percentage unless such Fully Allocated Cost (excluding any such royalty) exceeds such percentage, in which case the U.S. Partner-ship and/or any relevant JV Entity shall compensate GW and its Affiliates for such Fully Allocated Cost but none of the U.S. Partnership, any relevant JV Entity and W-L shall be required to pay the applicable royalty and the Governing Board of the relevant JV Entity shall review such Fully Allocated Cost; provided, further, that if (following adjustments, if any, made in accordance with the foregoing proviso) the U.S. Partnership incurs a loss with respect to such Ranitidine OTC Product (by reference to profit before tax as calculated in accordance with United States generally accepted accounting principles) in the twelve-month period ending on the day preceding the second anniversary of such Launch Date, the Parties shall discuss, in good faith, an adjustment to such royalty and the Management Fee.

         (ii) Other Ranitidine Products in the United States and Ranitidine Products in Non-U.S. Countries. The Parties agree that in consideration for the grant, in accordance with Sections 5.07(a) and
(b), of a license by GW or its Affiliates to use patents and the Zantac Trademark in connection with the development, manufacture, marketing, sale and distribution of Other Ranitidine Products in or in respect of the United States by the U.S. Partnership and Ranitidine Products in or in respect of any Non-U.S. Country by any relevant JV Entity, the U.S. Partnership and/or any relevant JV Entity shall pay to GW or its Affiliates royalties at the following rates:

               (A) in respect of the period beginning on the Launch Date of any Other Ranitidine Product in or in respect of the United States or the period beginning on the Launch Date of any Ranitidine Products in or in respect of a Non-U.S. Country to (but not including) the first anniversary thereof, 15% of the U.S. Partnership's or the relevant JV Entity's Net Sales of such Other Ranitidine Product in or in respect of the United States or such Ranitidine Product in or in respect of such country, as applicable;

               (B) in respect of the period beginning on the date of the first anniversary of such Launch Date to (but not including) the date upon which the patents of GW or its Affiliates identified on Schedule 5.07(c)(ii)(B)
          (including all divisions, extensions, reissues, renewals, continuations, and continuations in part thereof) relating to such Other Ranitidine Product in or in respect of the United States or such Ranitidine Product in or in respect of such country shall have expired or shall cease to contain a Valid Claim (each, a "Ranitidine Expiry Date"), 20% of the U.S. Partnership's or the relevant JV Entity's Net Sales of such Other Ranitidine Product in or in respect of the United States or such Ranitidine Product in or in respect of such country, as applicable; and

               (C) in respect of the period beginning on the Ranitidine Expiry Date, 15% of the U.S. Partnership's or the relevant JV Entity's Net Sales of such Other Ranitidine
          Product in or in respect of the United States or such Ranitidine Product in or in respect of such country, as applicable;

provided, however, that in the event that such royalty when aggregated with the Fully Allocated Cost (x) of manufacturing

(determined in accordance with Schedule 1.01(c)) bulk Ranitidine supplied to the U.S. Partnership or the relevant JV Entity in respect of the development, manufacture, marketing, sale and distribution of such Other Ranitidine Product in or in respect of the United States by the U.S. Partnership or such Ranitidine Product in or in respect of any Non-U.S. Country by the relevant JV Entity and (y) incurred in manufacturing and finishing such Other Ranitidine Product or such Ranitidine Product, as applicable, exceeds (1) in respect of the twelve-month period ending on the day preceding the first anniversary of the Launch Date of such Other Ranitidine Product in or in respect of the United States by the U.S. Partnership or the twelve-month period ending on the day preceding the Launch Date of such Ranitidine Product in or in respect of such Non-U.S. Country by the relevant JV Entity, 26% of the U.S. Partnership's or the relevant JV Entity's Net Sales of such Other Ranitidine Product in or in respect of the United States or such Ranitidine Product in or in respect of such Non-U.S. Country, as applicable, (2) in respect of each following twelve-month period, or part thereof, prior to the Ranitidine Expiry Date, 30% of the U.S. Partnership's or the relevant JV Entity's Net Sales of such Other Ranitidine Product in or in respect of the United States or such Ranitidine Product in or in respect of such non-U.S. Country, as applicable, and (3) in respect of each following twelve-month period, or part thereof, ending on the day prior to the anniversary of the Launch Date of such Other Ranitidine Product by the U.S. Partnership or such Ranitidine Product by the applicable JV Entity, 26% of the U.S. Partnership's or the relevant JV Entity's Net Sales of such Other Ranitidine Product in or in respect of the United States or such Ranitidine Product in or in respect of such Non-U.S. Country, as applicable, none of the U.S. Partnership, any relevant JV Entity and W-L shall be required to compensate GW or its Affiliates for any amounts in excess of such applicable percentage unless such Fully Allocated Cost (excluding any such royalty) exceeds such percentage, in which case the U.S. Partnership and/or the relevant JV Entity shall compensate GW for such Fully Allocated Cost but none of the U.S. Partnership, any relevant JV Entity and W-L shall be required to pay the applicable royalty and the Governing Board of the relevant JV Entity shall review such Fully Allocated Cost; provided, further, that if (following adjustments, if any, made in accordance with the foregoing proviso) the relevant JV Entity incurs a loss with respect to such Other Ranitidine Product in or in respect of the United States or Ranitidine Product in or in respect of any Non-U.S. Country (other than any Ranitidine Product marketed on the date of this Agreement by a JV Entity in or in respect of the United Kingdom) (by reference to profit before tax as calculated in accordance with the applicable generally accepted accounting principles) in the twelve-month period ending on the day preceding the second anniversary of such Launch Date, the Parties shall discuss, in good faith, an adjustment to such royalty and the Management Fee.

        (iii) 150 mg. Tablet Product. Notwithstanding paragraphs
(i) or (ii) above, in the event GW decides to offer, and a JV Entity in a given country decides to accept, a tablet formulation of a product containing 150 mg. of ranitidine hydrochloride as an OTC Switch Product (the "150 mg. Tablet Product"), and if a tablet formulation of a Ranitidine OTC Product is then approved or later is approved for marketing in such country, the Fully Allocated Cost of manufacturing and the royalties payable on Net Sales of such tablet formulation of such Ranitidine OTC Product and such 150 mg. Tablet Product will be aggregated for purposes of calculating whether the applicable percentage limitation on Fully Allocated Cost and royalties in such country has been exceeded.

         (iv) Zovirax OTC Products. The Parties agree that in consideration for the grant, in accordance with Sections 5.07(a) and
(b), of a license by GW or its Affiliates to use patents and the Zovirax Trademark in connection with the development, manufacture, marketing, sale and distribution of Zovirax OTC Products in or in respect of any country, any relevant JV Entity shall pay to GW or its Affiliates royalties at the following rates:

               (A) in respect of the period beginning on the Launch Date of a Zovirax OTC Product in or in respect of such country to (but not including) the first anniversary thereof, 15% of the relevant JV Entity's Net Sales of such Zovirax OTC Product in or in respect of such country;

               (B) in respect of the period beginning on the date of the first anniversary of such Launch Date to (but not including) the date upon which the patents of GW or its Affiliates identified on Schedule 5.07(c)(iv)(B)
          (including all divisions, extensions, reissues, renewals, continuations and continuations in part hereof) relating to such Zovirax OTC Product in or in respect of such country shall have expired or shall cease to contain a Valid Claim (the "Zovirax Expiry Date"), 20% of the relevant JV Entity's Net Sales of such Zovirax OTC Product in or in respect of such country; and

               (C) in respect of the period beginning on the Zovirax Expiry Date, 15% of the relevant JV Entity's Net Sales of such Zovirax OTC Product in or in respect of such country;

provided, however, that in the event that such royalty when aggregated with the Fully Allocated Cost (x) of manufacturing (determined in accordance with Schedule 1.01(c)) bulk Acyclovir supplied to any JV Entity in respect of the development, manufacture, marketing, sale and distribution of such Zovirax OTC Product in or in respect of any country by such JV Entity and (y) incurred in manufacturing and finishing such Zovirax OTC Product exceeds (1) in respect of the twelve-month period ending on the day preceding the first anniversary of the Launch Date of such Zovirax OTC Product in or in respect of such country by the relevant JV Entity, 26% of the relevant JV Entity's Net Sales of such Zovirax OTC Product in or in respect of such country, (2) in respect of each following twelve-month period, or part thereof, prior to the Zovirax Expiry Date, 30% of the relevant JV Entity's Net Sales of such Zovirax OTC Product in or in respect of such country, and (3) in respect of each following twelve-month period, or part thereof, ending on the day prior to the anniversary of the Launch Date of such Zovirax OTC Product in or in respect of such country by the relevant JV Entity, 26% of the relevant JV Entity's Net Sales of such Zovirax OTC Product in or in respect of such country, neither the relevant JV Entity nor W-L shall be required to compensate GW or its Affiliates for any amounts in excess of such applicable percentage unless such Fully Allocated Cost (excluding any such royalty) exceeds such percentage, in which case the applicable
JV Entity shall compensate GW or its Affiliates for such Fully Allocated Cost but neither any relevant JV Entity nor W-L shall be required to pay the applicable royalty and the Governing Board of the relevant JV Entity shall review such Fully Allocated Cost. Notwithstanding anything to the contrary contained in this Section 5.07(c)(iv), if the Launch Date for an OTC Zovirax Product in an Existing Zovirax Country occurred

               (aa) at least twelve months prior to the Closing Date, the provisions of Section 5.07(c)(iv)(A) shall not apply in determining the royalty payable with respect to such Zovirax OTC Product in such Existing Zovirax Country, or

               (bb) less than twelve months prior to the Closing Date, the provisions of Section 5.07(c)(iv)(A) shall apply in determining the royalty payable with respect to such Zovirax OTC Product in such Existing Zovirax

          Country only to the unexpired portion, as of the Closing Date, of the twelve-month period that commenced on the Launch Date of such Product.

          (v) OTC Switch Products (other than Zovirax OTC Products). The royalties to be charged to JV Entities in respect of OTC Switch Products (other than Zovirax OTC Products) shall, with regard to the trademarks and patents licensed by GW to any relevant JV Entity, be such royalties as GW may in good faith offer to the relevant JV Entity or otherwise as the Parties may agree.

         (vi) Promotional Expenses. For the purposes of this Section 5.07(c), the incremental cost of stand-alone promotional packs, or the additional promotional elements in the case of combined packs, will be charged to promotional expenses. This will include, inter alia, the cost of samples and giveaways, whether or not attached to a standard price pack, special promotional packs, providing the product in bulk shippers for packing into display units and the cost of filling all special offer coupons. All costs incurred in connection with these promotional packs or activities will similarly be charged to promotional expense.

        (vii) Annual Operating Plan. All promotional expenses referred to in Section 5.07(c)(vi) will be included in each Annual Operating Plan to be approved by the Governing Board.

       (viii) Returns. For the purposes of calculating the limit on the total of Fully Allocated Cost of manufacturing and royalties payable to GW or its Affiliates pursuant to this Section 5.07(c), the Fully Allocated Cost attributable to any packs returned by customers which are not resaleable and have to be destroyed and the costs of destruction, or the cost of any reworking of packs returned which are then subsequently sold, shall be excluded from the calculation of Fully Allocated Cost of manufacturing.

          (d) Services. W-L shall be entitled to provide each JV
Entity with services and shall be entitled to be reimbursed therefor in accordance with Sections 6.02 and 6.03.

          SECTION 5.08. Representations and Warranties. With respect to any Ranitidine Product or OTC Switch Product to be developed, marketed, sold or distributed by any JV Entity pursuant to this
Article V (other than Ranitidine OTC Products to be developed, marketed, sold or distributed by the U.S. Partnership pursuant to
Section 5.02(a)), GW shall deliver to W-L and the relevant JV Entity on the date of execution of the relevant JV Implementation Agreement (if a new JV Entity is being established) or the relevant License Agreement (in any other case), a certificate confirming that the representations and warranties set forth in Sections 10.02(b), 10.04 to 10.07 and 10.09 are true and correct as at the date of such certificate subject only to such exceptions thereto as GW may detail in such certificate (such exceptions to be limited to specific factual matters); provided, however, that:

          (a) for the purposes of such certificate and the representations and warranties made therein, references to "GW Products" as used in Sections 10.02(b), 10.04 to 10.07 and 10.09 shall mean the relevant Ranitidine Product or OTC Switch Product to be developed, manufactured, marketed, sold or distributed by the relevant JV Entity in the relevant country;

          (b) where the participant in the relevant JV Entity is not a Party but is an Affiliate of a Party, such representations and warranties shall, for the purposes of this Section 5.08, be construed as if references therein to such Party were references to both that Party and the Affiliate of such Party which is the participant in the relevant JV Entity; and

          (c) references therein to the "GW Relevant Agreements" shall mean the JV Implementation Agreement (if a new JV Entity is being established) or the relevant License Agreement (in any other case) in connection with which such representations and warranties are being confirmed pursuant to this Section 5.08, and all other Operative Documents being entered into in connection therewith, in each case to which GW or any of its Affiliates is a party.

          SECTION 5.09. Non-Compete. Except as expressly permitted by
Article V, each of W-L and GW agrees that it will not, and will cause its Affiliates not to introduce, or participate in the introduction of, any product in the non-prescription consumer health care market (other than a JV Product pursuant to the terms of this Agreement) in any country if such product would, in the reasonable opinion of the other Party, directly compete with any JV Product being marketed, sold or distributed in that country, or which is being developed for marketing, sale or distribution, by a JV Entity in such country. The Parties agree that a product will directly compete with a Ranitidine Product only if it contains an H2 antagonist or a proton pump inhibitor. Except as aforesaid, if the Parties cannot agree whether any product will directly compete with a JV Product they shall seek to resolve the issue by negotiation.

          SECTION 5.10. Japan. The provisions of this Agreement do not in any way apply to or restrict the development, marketing, selling or distribution by either Party (or their respective Affiliates) of any product in Japan.

          SECTION 5.11. Finland. In addition, notwithstanding anything herein to the contrary, GW shall not be required to offer to a JV Entity Ranitidine Products in Finland and the provisions of this Agreement do not in any way apply to or restrict the development, marketing, selling or distribution by GW or its Affiliates of any Ranitidine Products in Finland.


                              ARTICLE VI.

                         Related Transactions

          SECTION 6.01. Development and Strategic Plans. The Parties agree (in respect of Ranitidine Products and OTC Switch Products) that:

          (a) development costs in the United States shall be funded as set forth in the Partnership Agreement;

          (b) subject to clause (a) above, the relevant JV Entity shall reimburse the Parties' and their Affiliates' Fully Allocated Costs incurred after the date of the Original
     Agreement in respect of the development of Ranitidine Products and the development of OTC Switch Products which the Parties have determined to develop in connection with the business of any JV Entity;

          (c) W-L shall not be compensated for any development costs (including administration costs) incurred by W-L except as explicitly set forth in an approved Annual Operating Plan or as otherwise agreed by GW in writing;

          (d) amounts charged to any JV Entity in respect of the development of JV Products shall be charged to the relevant JV Entity pursuant to this Section 6.01 taking into account any special credits or any special tax benefits in excess of a deduction for 100% of the expenditure to which the Party making such charge is entitled (other than by flow-through of such credit or tax benefit to such Party as a partner or owner of such JV Entity) by virtue of the nature of the expenditure;

          (e) following the review and approval of Ranitidine Product and OTC Switch Product development work by the Governing Board of the relevant JV Entity, GW shall have the responsibility for conducting such development work pursuant to the applicable Development Agreement, both before and after NDA Approval, in the case of the United States, or Regulatory Approval, in the case of any Non-U.S. Country, of any Ranitidine Product or OTC Switch Product, with active participation by W-L;

          (f) upon acceptance pursuant to Article V by W-L on behalf of the relevant JV Entity of an OTC Switch Product or a Ranitidine Product for development by a JV Entity, GW shall have primary responsibility for establishing the launch timing and Launch Date for such OTC Switch Product or Ranitidine Product, with active participation by W-L, which launch timing and Launch Date shall be reviewed by, and is subject to the approval of, the Coordination Committee and the Governing Board of the relevant JV Entity;

          (g) GW shall have primary responsibility for developing and recommending the pricing/sizing, indications and claims for Ranitidine Products and OTC Switch Products, with active participation by W-L, which pricing/sizing, indications and claims shall be reviewed for approval by the relevant Coordination Committee. The Governing Board shall review for approval recommendations of the Coordination Committee regarding such pricing/sizing, indications or claims as part of the Annual Operating Plan approval process, or at such other times as necessary; and

          (h) GW and W-L shall have joint responsibility for developing all strategic plans relating to Ranitidine Products and OTC Switch Products (each, a "Strategic Plan"). Not later than July 1 (or such other date as the Parties may agree) in each year, a Strategic Plan for a three-year period commencing with the following fiscal year of the relevant JV Entity shall be submitted to the Governing Board of each JV Entity for final review and approval. The marketing plans described in subparagraph (a) of Section 6.02 shall be based on such Strategic Plans.

          SECTION 6.02. Marketing Plans; Services To Be Provided by W-L in Respect of Ranitidine Products and Zovirax OTC Products.
(a) W-L shall have primary responsibility for developing, coordinating and writing all marketing plans for OTC Switch Products and Ranitidine Products, with active participation by GW (based on the decisions, if made at such time, taken with respect to pricing/sizing, indications and claims), which plans shall be reviewed for approval by the relevant Coordination Committee. As part of its participation, GW shall take primary responsibility for developing, coordinating and writing the product/sizing, claims and indications and, if required, the physician portion of the professional section of the marketing plans, with active participation by W-L. W-L shall have primary responsibility for the pharmacy portion of the professional section of the marketing plans, with active participation by GW. For purposes of this Section 6.02(a), "physician" shall mean any doctor, hospital, clinic or similar medical outlet where the ultimate consumer can only secure the relevant product when it has been prescribed and "pharmacy" shall mean any outlet where the ultimate consumer may, at his or her own initiative, self-select or request to purchase the relevant product in a form which may be sold to consumers without a prescription. The Coordination Committee of each JV Entity shall be responsible for ensuring that marketing claims for Ranitidine Products and OTC Switch Products are made consistent with the medical and regulatory claims that have been approved by GW. The Governing Board shall review and approve recommendations of the Coordination Committee as part of the Annual Operating Plan approval process. Following the approval of the Governing Board, W-L shall have the responsibility for execution of the plans pursuant to the applicable W-L Services Agreement.

          (b) Subject to and as set forth in the applicable W-L Services Agreement the Parties agree that in respect of the development, marketing, selling and distribution by any JV Entity of Ranitidine Products and Zovirax OTC Products, W-L shall provide such JV Entity with the services set forth on Schedule 6.02(a) in consideration for the Fully Allocated Costs of such services, other than the services marked with an asterisk on such Schedule, and an additional fee to be calculated as set forth on, with respect to the U.S. Partnership, Schedule 6.02(b) and, with respect to other JV Entities, Schedule 6.02(c) (the aggregate of such Fully Allocated Costs and such fee being called the "Management Fee"); provided, however, that such additional fee (other than with respect to the United States) shall be reviewed after five years from the date of this Agreement to ensure that such fee represents the Fully Allocated Costs of the services that are compensated by such fee; provided, further, that in respect of the provision by W-L of the services referenced on Schedule 6.02(a) under "General Administration" and "Corporate Allocations" prior to the Launch Date of a Ranitidine Product or

Zovirax OTC Product, W-L shall only be reimbursed its Fully Allocated Costs to the extent such costs are direct and readily identifiable; and provided, further, that in the event that GW grants to a JV Entity in a given country either the right to market an Other Ranitidine Product that is a formulation containing 150 milligrams of Ranitidine and such JV Entity is already marketing Ranitidine OTC Products in such country or the right to market a Ranitidine OTC Product and such JV Entity is already marketing an Other Ranitidine Product that is a formulation containing 150 milligrams of Ranitidine in such country, the additional fee to be charged with respect to the sale of the new product shall be equal to the Fully Allocated Costs of the services marked with an asterisk and set forth on Schedule
6.02(a) to the extent such costs are direct, readily identifiable and incremental to the costs incurred by such JV Entity in connection with the Ranitidine Product already being marketed by such JV Entity in such country.

          (c) GW shall not be compensated for any marketing (including administration) costs incurred by GW except as explicitly set forth in an approved Annual Operating Plan or as otherwise agreed by W-L in writing.

          SECTION 6.03. Other Services To Be Provided by W-L. With respect to the marketing, selling and distribution by the JV Entities of JV Products (other than Ranitidine Products and Zovirax OTC Products), the Parties shall negotiate in good faith the services to be provided by W-L or its Affiliates to the relevant JV Entity and any costs to be reimbursed, and fees to be paid, to W-L or its Affiliates in respect thereof. The Parties agree that such services and related costs and fees shall be broadly similar to the services provided by W-L or its Affiliates, and the related costs and fees receivable by W-L or its Affiliates, pursuant to the W-L Services Agreements, subject to such changes as W-L and GW agree are appropriate to reflect the cost to W-L or its Affiliates of the services to be provided by it and local market conditions.

          SECTION 6.04. Supply. (a) In order to protect their respective interests in the License Agreements and to assure the uniform quality of JV Products, the Parties agree that, except in the circumstances set forth in Section 6.04(b), all Ranitidine and any other active ingredient in a JV Product required for the manufacture of Ranitidine Products or other JV Products to be marketed, sold or distributed by any JV Entity in accordance with this Agreement and the Operative Documents shall be supplied by GW or its Affiliates to the relevant JV Entity or JV Entities at prices to be agreed by the Parties and, in consideration thereof,

GW or its Affiliates shall pay to such JV Entity or JV Entities or to W-L or its Affiliates such fees, commissions, allowances or similar payments as the Parties shall determine. All other compounds and/or related finished products to be supplied by the Parties or any of their Affiliates required for the manufacture of JV Products shall be supplied to the relevant JV Entity on terms to be negotiated. The Party supplying such compounds and/or related finished products shall pay to the other Party or to the JV Entity or Entities such fees, commissions, allowances or similar payments as the Parties may determine.

          (b) It shall be a term of all License Agreements relating to Ranitidine and any other active ingredient in a JV Product that in the event that GW or its Affiliates fail to supply Ranitidine or such other active ingredient in accordance with Section 6.04(a) or the relevant Supply Agreement for a period of three months, and for so long as such failure by GW or its Affiliates continues unbroken (except for periods of four weeks or less), the relevant JV Entity or Entities shall be entitled to conduct bulk manufacturing of Ranitidine or such other active ingredient.

          SECTION 6.05. Manufacture of JV Products. (a) Except as provided in Section 6.04(b) above, GW shall determine all manufacturing sites for Ranitidine Products and any other OTC Switch Products, with active participation by W-L. After an initial five (5) year manufacturing term for a Ranitidine Product or OTC Switch Product, the Governing Board of the relevant JV Entity may agree to seek lower cost alternative secondary manufacturing sources, which meet, at a minimum, financial, quality and regulatory criteria mutually agreed upon by GW and W-L.

          (b) In the event the price to be paid by a JV Entity for Ranitidine Products and other OTC Switch Products supplied by GW or its Affiliates actually increases as a result of an internal GW decision relating to relocation of production or product rationalization, and such relocation or rationalization reduces the total production volume of such facility unrelated to the Ranitidine Products and/or OTC Switch Products volume, such actual increase in price to the extent it relates to such reduction shall not exceed the percentage increase in the agreed rate of inflation for the preceding twelve month period in the country of manufacture. In the event that the aggregate OTC Switch Products and/or Ranitidine Products volume at any such facility increases or decreases, the purchase prices for such OTC Switch Products and/or Ranitidine Products supplied shall be as otherwise provided in this Agreement and the relevant Supply Agreement.

          SECTION 6.06. Financial and Other Information; Audit. (a) Subject to any limitations required by applicable law, GW and W-L shall share all information with respect to Ranitidine Products and OTC Switch Products and shall share financial information with respect to the development, manufacture and marketing of Ranitidine Products and OTC Switch Products and the operation of the JV Entities, including, without limitation, the information set forth on Schedule 6.06(a).

          (b) In respect of any matters for which the Parties, or their Affiliates, shall, under the terms of this Agreement or any of the other Operative Documents, be entitled to any payment from any JV Entity ("Relevant Matters"), (i) the Parties shall and shall cause their Affiliates and the JV Entities to maintain such books, accounts and records as may be necessary to determine rights to such payment,
(ii) the JV Entities shall give the other Party, its Affiliates, any relevant JV Entity and each of their respective independent accountants, and the Parties and their respective Affiliates shall give the independent accountants of the other Party, its respective Affiliates and any relevant JV Entity, reasonable access thereto
(after written notice not in any event to be less than five Business
Days, and in the case of independent accountants, after execution of a confidentiality agreement between the Parties permitting such access and such independent accountants) during normal business hours and allow such Person not more than once in any calendar year (or portion thereof in the case of calendar year 1996) nor more than once in respect of any calendar year (or portion thereof in the case of calendar year 1996) to audit such books, accounts and records as the same relate to the Relevant Matters, in respect of any calendar year ending not more than 24 months prior to the notice relating to such audit, at the sole expense of the Party, Affiliate or JV Entity requesting such audit. Upon the expiration of 24 months following the end of any calendar year, the calculation of the amount of any such payment made to a Party or its Affiliate or with respect to which a Party or its Affiliate is entitled with respect to such year shall be binding and conclusive upon the other Party and its Affiliates (and any relevant JV Entity), unless an audit requested by such other
Party, Affiliate or JV Entity prior to the expiration of such 24 month period has not yet been completed. In addition, each of the Parties, their Affiliates and their respective independent accountants shall have reasonable access to the books of each JV Entity (after written notice not in any event to be less than five Business Days, and in the case of independent accountants, after execution of a confidentiality agreement between the relevant JV Entity and such independent accountants) during normal business hours and shall have the opportunity not more than once in any calendar year (or portion thereof in the case of calendar year 1996) nor more than once in respect of any calendar year (or portion thereof in the case of calendar year 1996) to audit such books and the procedures of each JV Entity, at the sole expense of the Party or Affiliate requesting such audit. Each Party shall and shall cause its Affiliates and any relevant JV Entity to provide information on a timely basis as required by each JV Entity to meet the requirements of Section 4.03(d).

          SECTION 6.07. U.S. Export Controls/International Boycott. The Parties understand that the products to be sold by a JV Entity may be subject to export controls to permit resales and/or transfers to other countries and parties, including authorizations required from the appropriate U.S. government agency under the laws and regulations of the United States. No JV Entity is, or shall be, authorized to act in violation of Part 769 of the Export Administration Regulations of the U.S. Department of Commerce and/or agree to engage in boycott participation as defined in Section 999 of the U.S. Internal Revenue Code of 1986, as amended. Each of the Parties and their appropriate Affiliates will assist the JV Entity, as requested and where practicable, in seeking U.S. government authorizations for transactions subject to U.S. export control regulations.

          SECTION 6.08. Technology. (a) Neither Party nor any of their Affiliates shall be obligated to make available to any JV Entity any technology, data, patents or other intellectual property rights owned by the relevant Party or its Affiliates in connection with, and for the purposes of, the business of the relevant JV Entity unless satisfactory terms therefor have been agreed between the relevant Party or Affiliate and the relevant JV Entity.

          (b) In the event that a Party or any of its Affiliates desires to use, with respect to a product in any country where (i) a JV Entity has not been established and (ii) an Affiliate of a Party has not been appointed by a JV Entity to act as a distributor for such JV Entity in such country, development materials or rights
(e.g., patents and know-how, technology and technical information, including, but not necessarily limited to, all biological, chemical, biochemical, toxicological, pharmacological and metabolic material and information and data relating thereto and formulation, clinical, analytical and stability information and data), including product licenses and dossiers, and any filings for Regulatory Approvals that use or contain such development materials or rights, developed by, owned by or licensed to a JV Entity (other than any such development materials or rights licensed to a JV Entity by such Party or its

Affiliates pursuant to this Agreement), but excluding any commercial, marketing, advertising or promotional materials or rights, including, but not limited to, all packaging, design, trademarks, brand names, market research, positioning and promotional campaigns (all of which such Party and its Affiliates shall be permitted to use without the payment of a royalty), the Party desiring to use such development materials or rights shall, or shall cause its relevant Affiliate to, pay to such JV Entity a development and marketing royalty, in respect of the period beginning on the date of the first sale of such product by such Party or relevant Affiliate (other than sales resulting from regional test marketing) in such country and ending on the tenth anniversary of such date, equal to 5% of the Party's or its relevant Affiliate's Net Sales of such product in such country. This Section 6.08(b) shall not permit a Party and its Affiliates to use any development, commercial, marketing, advertising or promotional materials or rights to the extent that such Party and its Affiliates would otherwise be prevented from doing so under the terms of this Agreement and the Operative Documents.

          SECTION 6.09. Regulatory Approvals; Recalls and Withdrawals.
(a) GW and its Affiliates shall have sole responsibility for obtaining all Regulatory Approvals and making all filings related thereto with respect to JV Products that have been approved by the Governing Board of a JV Entity, and shall have a lead role with the FDA or other similar governmental authority in connection with obtaining such approvals or making such filings, with active participation by W-L, including the reasonable opportunity to attend all meetings with such governmental authorities, which the Parties have agreed are relevant for W-L to attend.

          (b) The process for review and approval of Ranitidine Product and OTC Switch Product labeling, advertising and promotional materials shall be determined by GW and W-L and their Affiliates on a country-by-country basis taking into account local regulatory concerns; provided, however, that in the event that any such materials are required to be approved by the relevant government authorities or GW reasonably believes, after discussion with W-L, should be voluntarily submitted to the relevant government authorities for approval, in order to safeguard GW's or one of its Affiliates' regulatory interests with respect to its prescription business in a country, GW or its Affiliate shall negotiate such materials with the relevant government authorities, with active participation in such negotiation by W-L or its Affiliates, including the reasonable opportunity to attend all meetings with the relevant governmental authorities; provided, however, the Parties may agree that W-L or one of its Affiliates is the appropriate Party to negotiate such materials in certain jurisdictions.

          (c) GW and its Affiliates shall have sole responsibility for all decisions regarding, and shall assume all regulatory responsibility for, the recall or market withdrawal of any Ranitidine Product or OTC Switch Product, with active participation in such decision process by W-L. For purposes of this paragraph (c), regulatory responsibility shall include monetary losses resulting from the failure to recall or withdraw from the market any product if W-L or its Affiliates has notified GW in writing that it believes such product should be recalled or withdrawn and such monetary losses (i) consist of a penalty or fine imposed by a regulatory authority or (ii) arise from any third party claim relating to injuries resulting from the failure to recall or withdraw such product. After a decision has been made to recall or withdraw any such Product, the relevant JV Entity shall act as a recall coordinator and shall promptly implement the recall or withdrawal of such Product.


                             ARTICLE VII.

                       Further Covenants of W-L

          SECTION 7.01. Allocation of Resources. W-L agrees that, notwithstanding any other commitments it may have under additional joint venture or other arrangements relating to consumer health products, it will, in accordance with sound commercial principles, devote sufficient resources to each JV Entity to maximize each JV Entity's potential in accordance with its obligations hereunder and under the Operative Documents and in accordance with its Annual Operating Plan and the determinations of the relevant Governing Board.

          SECTION 7.02. W-L Affiliates. Subject to Article XII, W-L shall, during the term of this Agreement and for so long as any Affiliate of W-L shall own equity in any JV Entity, own and continue to own, legally and beneficially, directly or indirectly, a majority of the issued and outstanding share capital or other equity interest of such Affiliate, and shall not permit any Lien, other than Permitted Liens, to be created, granted or to arise in respect of such share capital or equity interest and shall otherwise continue to be able to exercise the direction of the management and policies of such Affiliate.

          SECTION 7.03. Safety Information. W-L shall cause the JV Entities to promptly disclose in writing to GW any information which they acquire which relates to the safety of any JV Product or any constituent compounds including, inter alia, all side effects, injury, toxicity or sensitivity reactions including unexpected or increased incidence and severity thereof associated with commercial or clinical uses, studies, investigations or tests with any such JV Product or any such constituent compound. The Parties shall agree upon standard operating procedures for reporting such information to each other and the Development Committee of the relevant JV Entity.

          SECTION 7.04. Approvals and Consents. (a) W-L shall use its reasonable efforts to (i) obtain all governmental approvals and consents (including all Regulatory Approvals), if any, necessary or desirable for the consummation of the transactions contemplated by this Agreement, the Partnership Agreement and the other Operative Documents, and (ii) make or cause to be made any and all declarations, filings and registrations with governmental authorities, which approvals, consents, declarations, filings and registrations are necessary or desirable for the consummation of the transactions contemplated hereby or thereby.

          (b) Once a JV Product has been approved by the Governing Board of a JV Entity, W-L shall use reasonable diligence consistent with sound commercial principles and GW's rights to determine launch timing and the Launch Date in accordance with Section 6.01(f) to assist such JV Entity in obtaining all Regulatory Approvals required to market and sell such JV Product in the applicable country at the earliest possible time.

          SECTION 7.05. Use of JV Regulatory Documentation. W-L hereby agrees that it and its Affiliates shall not be entitled to use for themselves or any Third Party, for any purpose, any JV Regulatory Documentation unless and to the extent GW shall have agreed to allow the use of such JV Regulatory Documentation; it being anticipated that the appropriate JV Entity shall be reasonably compensated for any such use upon terms to be negotiated between GW and W-L.

          SECTION 7.06. Tax Matters. W-L will, and will cause each of its Affiliates to, cooperate fully with and assist GW, its Affiliates and each JV Entity (a) in obtaining all desirable rulings or consents of the relevant and appropriate tax authorities in order to obtain all appropriate tax benefits, exemptions or exclusions for the Parties and the respective JV Entities as contemplated herein and in the other Operative Documents; and (b) by doing all things necessary to make all tax elections which would be beneficial to the respective JV Entities; provided, however, that such actions described in (a) or (b) above do not in the reasonable judgment of W-L have adverse tax consequences for W-L or its Affiliates.

          SECTION 7.07. Further Assurances. W-L shall use all reasonable efforts to take or cause to be taken any appropriate action and to do or cause to be done all things necessary, proper and advisable to consummate and make effective the transactions contemplated hereby and by the Operative Documents and shall, in particular, cause its Affiliates and the Persons designated by it to be Representatives or Alternate Representatives on each Governing Board or representatives on any subcommittee thereof or on any Development Committee or any Coordination Committee to take all such actions and to do all such things.


                             ARTICLE VIII.

                        Further Covenants of GW

          SECTION 8.01. Information Relating to Potential JV Products. In connection with any Ranitidine Product or OTC Switch Product being considered for development, marketing, sale or distribution by any JV Entity, or in respect of which a GW Offer or GW Notice is served pursuant to Article V (a "Potential JV Product") GW shall promptly on request provide W-L with such information as W-L may reasonably request in respect of the Potential JV Product, including (without limitation) access to all GW Regulatory Documentation relating thereto and copies thereof, each as W-L may reasonably request.

          SECTION 8.02. Regulatory. GW shall give the relevant JV
Entity access to, and the right to reference, all of the GW Regulatory Documentation in respect of the JV Products.

          SECTION 8.03. GW Affiliates. Subject to Article XII GW shall, during the term of this Agreement, and for so long as any Affiliate of GW shall own equity in any JV Entity, own and continue to own, legally and beneficially, directly or indirectly, a majority of the issued and outstanding share capital or other equity interest of such Affiliate and shall not permit any Lien, other than a Permitted Lien, to be created, granted or to arise in respect of such share capital or equity interest and shall otherwise continue to be able to exercise the direction of the management and policies of such Affiliate.

          SECTION 8.04. Safety Information. GW shall promptly disclose in writing to W-L any information it, or its Affiliates, acquires which relates to the safety of any prescription product sold by GW and/or its Affiliates, a version of which is a JV Product or is being developed by any JV Entity, or any constituent compound including, inter alia, all side effects, injury, toxicity or sensitivity reactions including unexpected or increased incidence and severity thereof associated with commercial or clinical uses, studies, investigations or tests with any such product or any constituent compounds. The Parties shall agree upon standard operating procedures for reporting such information to each other and the Development Committee of the relevant JV Entity.

          SECTION 8.05. Approvals and Consents. (a) GW shall use its reasonable efforts to (i) obtain all governmental approvals and consents including all Regulatory Approvals, if any, necessary or desirable for the consummation of the transactions contemplated by this Agreement, the Partnership Agreement and the other Operative Documents, and (ii) make or cause to be made any and all declarations, filings and registrations with governmental authorities, which approvals, consents, declarations, filings and registrations are necessary or desirable for the consummation of the transactions contemplated hereby or thereby.

          (b) Once a JV Product has been approved by the Governing Board of a JV Entity, GW shall use reasonable diligence consistent with sound commercial principles and GW's rights to determine launch timing and the Launch Date in accordance with Section 6.01(f) to assist such JV Entity in obtaining all Regulatory Approvals required to market and sell such JV Product in the applicable country at the earliest possible time.

          SECTION 8.06. Use of JV Regulatory Documentation. GW and its Affiliates shall be entitled to use JV Regulatory Documentation for support of their Prescription Products without compensation to the relevant JV Entity. GW and its Affiliates shall also be entitled to use for themselves any JV Regulatory Documentation for the purpose of developing any product other than a Prescription Product; provided, however, that, prior to the Launch Date of such product, the appropriate JV Entity shall be reasonably compensated by GW or its Affiliates for any such use upon terms to be negotiated between GW and W-L; and provided, further, that this Section 8.06 shall not restrict the use by GW and its Affiliates of any GW Regulatory Documentation other than any such documentation which has been purchased by W-L or any JV Entity or which has been contributed to any JV Entity pursuant to the Ranitidine Rights Agreement dated as of December 10, 1993 between GW Inc. (formerly Glaxo Inc.), GW OTC (formerly Glaxo OTC Inc.), W-L and the Partnership or otherwise.

          SECTION 8.07. Tax Matters. GW will, and will cause each of its Affiliates to, cooperate fully with and assist W-L, its Affiliates and each JV Entity (a) in obtaining all desirable rulings or consents of the relevant and appropriate tax authorities in order to obtain all appropriate tax benefits, exemptions or exclusions for the Parties and the respective JV Entities as contemplated herein and in the other Operative Documents; and (b) by doing all things necessary to make all tax elections which would be beneficial to the respective JV Entities; provided, however that such actions described in (a) or (b) above do not in the reasonable judgment of GW have adverse tax consequences for GW or its Affiliates.

          SECTION 8.08. Further Assurances. GW shall use all reasonable efforts to take or cause to be taken any appropriate action and to do or cause to be done all things necessary, proper and advisable to consummate and make effective the transactions contemplated hereby and by the Operative Documents and shall, in particular, cause its Affiliates and the Persons designated by it to be Representatives or Alternate Representatives on each Governing Board or representatives on any subcommittee thereof or on any Development Committee or any Coordination Committee to take all such actions and to do all such things.


                              ARTICLE IX.

                 Representations and Warranties of W-L

          W-L hereby represents and warrants to GW as follows:

          SECTION 9.01. Organization; Good Standing. W-L is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. No order has been made or petition presented or resolution passed for the winding up of W-L and no distress, execution or other process has been levied on any of its assets.

          SECTION 9.02. Authority; No Violation. (a) Each of W-L and its Affiliates has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is party (this Agreement and all such Operative Documents being the "W-L Relevant Agreements") and the execution and delivery of each of the W-L Relevant Agreements and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of W-L or such of its Affiliates which is a party thereto, as the case may be, and no other corporate proceedings on the part of W-L, or any such Affiliate, are necessary in connection with the consummation of the transactions contemplated hereby and thereby. Each of the W-L Relevant Agreements has been duly and validly executed and delivered by W-L or such of its Affiliates which is a party thereto, as the case may be, and, assuming due authorization, execution and delivery by each of the other parties thereto, constitutes a valid and binding obligation of W-L or such Affiliate, as the case may be, enforceable against W-L or such Affiliate, as the case may be, in accordance with its terms.

          (b) Neither the execution and delivery of the W-L Relevant Agreements by W-L, or such of its Affiliates which is a party thereto, nor the consummation by W-L, or such Affiliate, of the transactions contemplated thereby, nor compliance by W-L, or such Affiliate, with any of the terms or provisions thereof, will (i) violate any provision of its certificate of incorporation or by-laws or (ii) violate any material statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to W-L or such Affiliate.

          SECTION 9.03. Certificate of Incorporation and By-Laws. A complete and correct copy of W-L's certificate of incorporation and by-laws in effect as of the date of this Agreement are attached hereto as Schedule 9.03.

          SECTION 9.04. Certain Litigation. Except as set forth on
Schedule 9.04 there is no claim, action, suit, proceeding, arbitration, investigation, inquiry, or hearing or notice of hearing (collectively, the "Proceedings") which is existing, pending or, to the best knowledge of W-L, threatened, before any court, arbitrator, panel, agency or other governmental, administrative or judicial authority or private arbitration tribunal against or relating to the transactions contemplated by the W-L Relevant Agreements which could materially adversely affect the transactions contemplated thereby.

          SECTION 9.05. Compliance. Except as set forth in Schedule 9.05, W-L and its Affiliates possess all franchises, licenses, permits, waivers, registrations, certificates, consents, approvals or authorizations (collectively, "Permits") required by any applicable laws, ordinances, codes, rules, statutes, policy, guidelines, regulations, standards, judgments, decrees, writs, rulings, injunctions, orders or any other requirements of any governmental, administrative or judicial entities ("Legal Requirements") relating in any way or applicable in any manner to the execution and delivery of the W-L Relevant Agreements or the performance by W-L and its Affiliates of their obligations thereunder, and W-L has no reason to believe that it or its Affiliates will be unable to obtain any Permits which are required for the performance of their future obligations thereunder except, in each case, where the failure to do so would not have a materially adverse effect on the transactions contemplated by the W-L Relevant Agreements.

          SECTION 9.06. Finder. Except for Bear Stearns & Co., Inc., neither W-L, its Affiliates nor any of their respective officers or directors has employed any broker or finder or other firm, corporation, agency or other Person that is entitled to a finder's fee or any type of brokerage commission or fee in relation to or in connection with the transactions contemplated by the W-L Relevant Agreements.

          SECTION 9.07. Transactions Contemplated by W-L Relevant Agreements. In connection with the Closing of this Agreement only, references in this Article IX to transactions contemplated by, or the performance of obligations under, the W-L Relevant Agreements or this Agreement, or similar references, shall be construed to mean all transactions or obligations contemplated by this Agreement (other than transactions or obligations contemplated by this Agreement which will arise under Operative Documents other than the Closing Documents) and each of the other Closing Documents.


                              ARTICLE X.

                 Representations and Warranties of GW

          GW hereby represents and warrants to W-L as follows:

          SECTION 10.01. Organization; Good Standing. GW is a corporation duly organized and validly existing under the laws of England and Wales and has complied, in all material respects, with the provisions of the United Kingdom's Companies Acts 1985 and 1989 and all returns, particulars, resolutions and other documents required to be filed with or delivered to the registrar of companies or to any other authority whatsoever by GW have been correctly and properly prepared and so filed or delivered. No order has been made or petition presented or resolution passed for the winding up of GW and no distress, execution or other process has been levied on any of its assets.

          SECTION 10.02. Authority; No Violation. (a) Each of GW and its Affiliates has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is party (this Agreement and all such Operative Documents being together the "GW Relevant Agreements") and the execution and delivery of each of the GW Relevant Agreements and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of GW or such of its Affiliates which is a party thereto, as the case may be, and no other corporate proceedings on the part of GW, or any such Affiliate, are necessary in connection with the consummation of the transactions contemplated thereby. Each of the GW Relevant Agreements has been duly and validly executed and delivered by GW or such of its Affiliates which is a party thereto, as the case may be, and, assuming due authorization, execution and delivery by each of the other parties thereto, constitutes a valid and binding obligation of GW or such Affiliate, as the case may be, enforceable against GW or such Affiliate, as the case may be, in accordance with its terms.

          (b) Neither the execution and delivery of the GW Relevant Agreements by GW, or such of its Affiliates which is a party thereto, nor the consummation by GW, or such Affiliate, of the transactions contemplated thereby, nor compliance by GW, or such Affiliate, with any of the terms or provisions thereof, will (i) violate any provision of its memorandum of association, articles of association or other organizational documents; (ii) violate any material statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to GW, or such Affiliate, any of the GW Products or the GW Rights; or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon the GW Products or the GW Rights or any of them under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, collective bargaining agreement, agreement or other instrument or obligation or by which the GW Products or the GW Rights or any of them may be bound or affected.

          SECTION 10.03. Certificate of Incorporation and Memorandum and Articles of Association. A complete and correct copy of GW's certificate of incorporation, memorandum of association and articles of association in effect as of the date of this Agreement is attached hereto as Schedule 10.03.

          SECTION 10.04. Intellectual Property Rights. (a) Schedule
10.04 contains a complete and correct list of all patents, patent applications, licenses, trademarks, trade names, and similar rights currently owned, used or proposed to be used in connection with the GW Products (collectively, "GW Rights") indicating the registered and beneficial owner, the registration number and the expiration date thereof. Except as set forth in Schedule 10.04, GW or its Affiliates owns or possesses exclusive licenses and all other valid rights to use (without the making of any payment to any Person or the obligation to grant rights to any Person) all GW Rights and the GW Rights constitute all such rights which are presently used in, or necessary to the conduct of GW's or its Affiliates' business relating to the GW Products; neither the validity of such items nor the use thereof by GW or its Affiliates is the subject of any litigation to which GW or an Affiliate is a party; nor, to the best knowledge of GW, is any such litigation threatened nor do any facts exist which may have any material adverse effect on the use of, or the validity of, the GW Rights; the use by GW or its Affiliates of the GW Rights does not conflict with valid rights of others in any way which materially adversely effects or could materially adversely effect the GW Products or any of them or the transactions contemplated by the GW Relevant Agreements.

          (b) Except as set forth on Schedule 10.04, GW does not know of any use that has been or is now being made of any GW Rights, except by GW and by its Affiliates.

          (c) Except as set forth on Schedule 10.04, none of the GW Rights are subject to any Liens.

          (d) Except as set forth on Schedule 10.04, to the best knowledge of GW, none of the GW Rights are under threat of cancellation or suspension for any reason nor is there any basis for cancellation or suspension. The GW Rights and the consummation of the transactions contemplated by the GW Relevant Agreements do not infringe any trademark, patent, trade name, copyright or other right of any Third Party. There are no unexpired patents owned by a Third Party having claims covering any GW Products or covering any method employed by GW in developing or manufacturing the GW Products or which could materially adversely affect the GW Products or the transactions contemplated by the GW Relevant Agreements.

          SECTION 10.05. Certain Litigation. Except as set forth on
Schedule 10.05, there are no Proceedings which are existing, pending or, to the best knowledge of GW, threatened, before any court, arbitrator, panel, agency or other governmental, administrative or judicial authority or private arbitration tribunal against or relating to the GW Rights, the GW Products or the transactions contemplated by the GW Relevant Agreements which could materially adversely affect the GW Products or the transac-tions contemplated by the GW Relevant Agreements.

          SECTION 10.06. Product Liability. (a) Except as set forth on
Schedule 10.06, (i) there is no notice, demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation of a civil, criminal or administrative nature by or before any court or governmental or other regulatory or administrative agency, commission or authority against or involving GW or any of its Affiliates (past or present) concerning any GW Product which is pending or, to the best knowledge of GW, threatened, relating to or resulting from an alleged defect in design, manufacture, materials, or workmanship of any GW Product, or any alleged failure to warn, or from an alleged breach of express or implied warranties or representations; (ii) there has not been any Occurrence (as hereinafter defined), which could materially adversely affect the GW Products; and (iii) there has not been any GW Product recall, rework, retrofit or post-sale warning by GW or any of its Affiliates (past or present), or, to the best of GW's knowledge, any investigation or consideration relating thereto.

          (b) For purposes of this Section 10.06 the term "Occurrence" shall mean any accident, happening or event which is caused or allegedly caused by any alleged hazard or alleged defect in manufacture, design, materials or workmanship including, without limitation, any alleged failure to warn or any breach of express or implied warranties or representations with respect to, or any such accident, happening or event otherwise involving, a GW Product which results or is alleged to have resulted in injury or death to any person or damage to or destruction of property, or other consequential damages, at any time.

          SECTION 10.07. Compliance. (a) Except as set forth on
Schedule 10.07, GW and its Affiliates possess all Permits required by any Legal Requirements relating in any way or applicable in any manner to the execution and delivery of the GW Relevant Agreements or the performance by GW and its Affiliates of their obligations thereunder contemplated to be performed at the date these representations and warranties are given, and GW has no reason to believe that it or its Affiliates will be unable to obtain any Permits which are required for the performance of their future obligations thereunder except, in each case, where the failure to do so would not have a materially adverse effect on the transactions contemplated by the GW Relevant Agreements.

          (b) Except as set forth on Schedule 10.07, all of the GW Products, all of the formulae and ingredients processes, and know-how used in connection with the manufacture by GW and its Affiliates of any of the GW Products conform in all material respects to all Legal Requirements.

          SECTION 10.08. Finder. Except for JP Morgan & Co. Inc., neither GW, its Affiliates nor any of their respective officers or directors has employed any broker or finder or other firm, corporation, agency or other Person that is entitled to a finder's fee or any type of brokerage commission or fee in relation to or in connection with the transactions contemplated by the GW Relevant Agreements.

          SECTION 10.09. GW Regulatory Documentation. GW has afforded W-L full access to all GW Regulatory Documentation relating to the GW Products.

          SECTION 10.10. Transactions Contemplated by GW Relevant Agreements. In connection with the Closing of this Agreement only, references in this Article X to transactions contemplated by, or the performance of obligations under, the GW Relevant Agreements or this Agreement, or similar references, shall be construed to mean all transactions or obligations contemplated by this Agreement (other than transactions or obligations contemplated by this Agreement which will arise under Operative Documents other than the Closing Documents), each of the other Closing Documents and the Ranitidine Supply Agreement.

                              ARTICLE XI.

                         Conditions to Closing

          Closing of the transactions contemplated by this Agreement and by each JV Implementation Agreement or other Operative Document shall be subject to the satisfaction at or prior to such Closing of the following conditions:

          SECTION 11.01. Certain Action. At the Closing Date, no suit, action, investigation or other proceeding will have been instituted by any governmental agency of any country or any Person in which it is sought to restrain, prohibit, invalidate or set aside the transaction contemplated by the relevant JV Implementation Agreement and/or other Operative Documents.

          SECTION 11.02. Governmental Approvals and Consents. At the Closing Date, all necessary notifications and filings, if any, required to be made in or with respect to any relevant country will have been made and all necessary governmental approvals, if any, shall have been received and the prescribed waiting periods will have expired or been terminated. No government entity shall have indicated its objection to, or its intent to challenge as violative of any federal, state or foreign laws, any of the transactions contemplated by the relevant JV Implementation Agreement and/or other Operative Documents. In the event a government entity places a condition on its approval of the transactions as contemplated by any of the Operative Documents which has a material effect on the existing or proposed business of the relevant JV Entity or the transactions contemplated by the Operative Documents, the Parties shall attempt to negotiate a mutually agreeable modification to the appropriate Operative Documents.

          SECTION 11.03. Representations and Warranties. As of the relevant Closing Date, the representations and warranties of the Parties contained in this Agreement shall (subject to the schedules referred to in Articles IX and X as the relevant Party may deliver to the other Party prior to such Closing under cover of a notice specifying that such delivery is made with reference to such Closing and pursuant to this Section 11.03) be true and correct in all material respects and the W-L Participant and the GW Participant shall represent and warrant in writing to the other to the effect set forth in Articles IX or X; provided, however, that:

          (a) references to "GW Products" as used in Article X shall mean the relevant Ranitidine Product or OTC Switch Product to be developed, manufactured, marketed, sold or distributed by the relevant JV Entity in the relevant country;

          (b) where a participant in the relevant JV Entity is not a Party but is an Affiliate of a Party, such representations and warranties shall, for the purposes of this Section 11.03, be construed as if references therein to such Party were references to both that Party and the Affiliate of such Party which is the participant in the relevant JV Entity; and

          (c) references in Articles IX and X to "W-L Relevant
     Agreements" or "GW Relevant Agreements" shall mean the Operative Documents to which W-L or GW, as the case may be, or its Affiliates is a party which are being entered into in connection with the relevant Closing.

          SECTION 11.04. Performance of Covenants. Each Party, and each of their respective Affiliates, shall have performed and complied in all material respects with each and every covenant, agreement and condition contemplated by the relevant JV Implementation Agreement and/or other Operative Documents to be performed or complied with by it prior to or on the Closing Date.

          SECTION 11.05. Authorization of Agreements. All action on the part of each Party and their respective Affiliates necessary to authorize the execution, delivery and performance of the relevant JV Implementation Agreement and/or other Operative Documents, and the consummation of the transactions contemplated therein, shall have been duly and validly taken by each of W-L and GW and their respective Affiliates and each Party shall have been furnished with a certificate of the Secretary or an Assistant Secretary of the other Party, setting forth copies of the resolutions or other instruments authorizing the relevant JV Implementation Agreements and the Operative Documents and the transactions contemplated therein.

          SECTION 11.06. Operative Documents. All Operative Documents required in order to permit the appropriate JV Entity to conduct JV Business in the relevant country shall have been executed and delivered and shall be fully effective in all respects.

          SECTION 11.07. Certificate of Compliance. Each of the
Parties shall have delivered to the other Party a certificate signed by an authorized officer of such Party, representing, warranting and certifying compliance with the conditions set forth in Sections 11.03,
11.04 and 11.05.


                             ARTICLE XII.

             Transfer of JV Interest; Permitted Transfers

          SECTION 12.01. Limitation on Right to Transfer Parties' Interests. No Party or any Affiliate may sell, assign, pledge, hypothecate or otherwise transfer in any manner, all or any part of its individual interest in this Agreement, any of the Operative Documents, any JV Business, or any JV Entity or in any entity which holds an interest therein unless such transfer (i) is consented to in writing by each of the other Parties (in their sole discretion), with specific reference to this Section 12.01 or (ii) is otherwise permitted under this Article XII or Article XIV of this Agreement. For the avoidance of doubt, in this Article XII, references to "transfer" shall not include the appointment of any distributor.

          SECTION 12.02. Permitted Transfers. (a) Nothing in this
Article XII shall prevent the transfer:

          (i) by any Party of all of its individual interest in this Agreement, any of the Operative Documents, any JV Business or any JV Entity if such individual interest is transferred to, and for so long as such transferee is, a direct or indirect wholly owned Affiliate of W-L or GW, as the case may be; or

         (ii) by any Person to whom a transfer is made pursuant to clause (i) above to W-L or GW, as the case may be, or to, and for so long as such Person is, a direct or indirect wholly owned
     Affiliate of W-L or GW, as the case may be;

provided, however, that:

          (v) notwithstanding the provisions of clause (x) below, following any transfer permitted by this Section 12.02(a), the references in clauses (i) and (ii) above to W-L and to GW shall not be construed as being references to any Person other than the respective parties to this Agreement at the date hereof;

          (w) no transfer may be made pursuant to this Section 12.02(a) unless the proposed transferee shall have agreed to assume, by express written agreement with the other Parties (in form and substance satisfactory to them), all of the obligations of the transferor in respect of the interest being transferred, and no such transfer shall relieve the transferor of its obligations under this Agreement or the Operative Documents or otherwise in respect of the JV Businesses and the JV Entities;

          (x) any Person to whom a transfer is made pursuant to and in accordance with this Section 12.02(a) shall be joined as an additional party hereto and to the relevant Operative Documents and shall be deemed to have irrevocably covenanted with the other Parties hereto to transfer to a Person who is a permitted transferee under clauses (i) and (ii) of this Section 12.02(a) all of its interest in this Agreement, the Operative Documents, all JV Businesses and all JV Entities immediately prior to such Person ceasing to be such a permitted transferee;

          (y) not less than all of a Party's interest in any particular JV Entity may be transferred pursuant to this Section 12.02(a); and

          (z) the Parties may agree to restrict such transfers to the extent they deem necessary or appropriate to allow a JV Entity to be classified as a partnership for U.S. Federal income tax purposes.

          (b) Notwithstanding the terms of this Section 12.02 and the ability of the Parties to make Permitted Transfers hereunder, the Parties hereby agree that, if the terms of this Section 12.02 have disadvantageous tax consequences to one or both of the Parties in respect of its or their interest in any JV Entity, the Parties shall negotiate with each other in good faith modifications to this Section
12.02 insofar as it applies to such JV Entity.

          SECTION 12.03. Change of Control. (a) In the event that (i) a Third Party acquires beneficial ownership (as defined below) of 30% or more of the voting capital of either GW on the one hand or W-L on the other hand (the "Affected Party") ("Change of Control"), then W-L or GW (as the case may be) (the "Non-Affected Party") shall, if it believes in good faith that such Change of Control is prejudicial to its JV Interest, have the right within 30 calendar days following receipt of written notice of, or public announcement of, the occurrence of the Change in Control at its option and in its sole and absolute discretion by written notice (the "Acquisition Notice") either:

          (x) to require the Affected Party to, and to cause its Affiliates to, sell, transfer and convey the whole of the Affected Party's and such Affiliates' equity interest in all JV Entities (together the "JV Equity") to the Non-Affected Party, or as it may direct, at a price to be agreed between GW and W-L or, if they are unable to agree upon such price within 90 calendar days, at the Going Concern Value of the relevant JV Equity determined in accordance with Section 15.03 and taking into account the arrangements contemplated by Section 12.03(b); provided, however, that for the purposes of calculating such Going Concern Value, each Operative Document shall be deemed to continue for a period of 5 years from the acquisition pursuant to this clause (x); or

          (y) to require the Affected Party to purchase and accept conveyance from the Non-Affected Party and its Affiliates of the whole of their JV Equity at a price to be agreed between GW and W-L or, if they are unable to agree upon such price within 90 calendar days, at the Going Concern Value of the relevant JV Equity determined in accordance with Section 15.03 and taking into account the arrangements contemplated by Section 12.03(b) and Section 14.03.

For the purposes of this Section 12.03(a), a Person shall be deemed to have "beneficial ownership" of, and shall be deemed to "beneficially own", any securities which such Person or any of its Affiliates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 and the rules and regulations thereunder.

          (b) In the event that the Non-Affected Party elects to exercise its option under either clause (x) or clause (y) of Section 12.03(a) then:

          (i) subject to Section 14.03 hereof, the Parties shall negotiate in good faith such arrangements as may be required to ensure the continued operation of the JV Businesses;

         (ii) the Affected Party shall, as the case may be, be bound either (A) to, and to cause its Affiliates to, sell, transfer and convey the Affected Party's, and such Affiliates', JV Equity to the Non-Affected Party, or as it may direct, pursuant to clause
     (x) above or (B) to purchase and accept conveyance from the Non-Affected Party and its Affiliates of their JV Equity pursuant to the terms of clause (y) above;

        (iii) each of the Operative Documents (other than this Agreement) shall, to the extent they relate to any Ranitidine Product or OTC Switch Product which is then being marketed by any JV Entity or is being developed therefor, continue in full force and effect and shall be binding upon each of the Parties or their respective Affiliates, as the case may be, subject only to the provisions of Section 14.03; and

         (iv) this Agreement, and (save as provided in clause (iii) above) the other Operative Documents, and the Parties rights and obligations hereunder and thereunder shall, save as provided by Sections 14.05 and 15.12, immediately be terminated.

          (c) Without prejudice to the generality of Section 15.12 of this Agreement but in accordance with the terms thereof, the Parties agree to keep confidential the terms of this Section 12.03. Each Party further agrees (i) not to give any indication to any Third Party as to whether any action, or what circumstances, would give rise to a Change of Control, (ii) not to inform, directly or indirectly, any Third Party of what action such Party would or would not take in the event of a Change of Control, until such time as such Change of Control has occurred and (iii) to inform the other Party immediately of any request by any Third Party for information which it would be prohibited by this Section from divulging.


                             ARTICLE XIII.

                            Indemnification

          SECTION 13.01. Indemnification by the JV Entities. W-L and GW shall be indemnified and held harmless by each JV Entity in respect of all claims, liabilities, damages, losses, expenses (including, without limitation, legal fees), obligations, liens, assessments, judgments and fines (all of the foregoing being a "Claim") made by or owed to any Person to the extent any of the foregoing are for bodily injuries or damages suffered, or for obligations or liabilities, which arose out of the conduct of the JV Business of the relevant JV Entity. Such Claims shall also include, but not be limited to, all Taxes of any kind, interest, penalties, fines due by any JV Entity in relation to which W-L or GW may be jointly liable for payment with such JV Entity and it shall be a term of each JV Implementation Agreement that the relevant JV Entity agrees to indemnify the Parties under the terms of this Section 13.01.

          SECTION 13.02. Indemnification by W-L. (a) W-L agrees to indemnify and hold GW harmless from all Claims suffered or paid as a result of (i) the failure of any of the representations or warranties made by W-L in this Agreement, any other Operative Document or pursuant to Section 11.07 to be true and correct in all material respects as of the relevant Closing Date, (ii) any breach by W-L or any of its Affiliates of the terms of this Agreement or any of the Operative Documents, or (iii) Claims made by a Third Party which, if successful, would constitute a breach of a representation, warranty, covenant or agreement made by W-L or any of its Affiliates in this Agreement, any Operative Document or pursuant to Section 11.07.

          (b) W-L agrees to indemnify and hold GW and each of the JV Entities harmless in respect of Claims made by or owed to any Person to the extent such Claims are for bodily injuries or damages suffered, or for obligations or liabilities which arose, in connection with products developed, marketed, sold or distributed by W-L or any of its Affiliates (other than products so developed, marketed, sold or distributed as part of the JV Businesses) except to the extent that any JV Entity is liable to indemnify the Parties in respect thereof pursuant to Section 13.01.

          SECTION 13.03. Indemnification by GW. (a) GW agrees to indemnify and hold W-L harmless from all Claims suffered or paid as a result of (i) the failure of any of the representations or warranties made by GW in this Agreement, any other Operative Document or pursuant to Sections 5.08 or 11.07 to be true and correct in all material respects as of the relevant Closing Date, (ii) any breach by GW or any of its Affiliates of any terms of this Agreement or any of the Operative Documents, and (iii) Claims made by a Third Party which, if successful, would constitute a breach of a representation, warranty, covenant or agreement made by GW or any of its Affiliates in this Agreement or any Operative Document or pursuant to Sections 5.08 or 11.07.

          (b) GW agrees to indemnify and hold W-L and each of the JV Entities harmless in respect of Claims made by or owed to any Person to the extent such Claims are for bodily injuries or damages suffered, or for obligations or liabilities which arose, in connection with products developed, marketed, sold or distributed by GW or any of its Affiliates (other than products so developed, marketed, sold or distributed as part of the JV Businesses) except to the extent that any JV Entity is liable to indemnify the Parties in respect thereof pursuant to Section 13.01.

          SECTION 13.04. Indemnification Generally. (a) Any indemnification of W-L, GW, the JV Entities or their Affiliates hereunder or under any other Operative Document, shall include and extend to the benefit of their respective Affiliates and their respective directors and employees. Any Person that may be entitled to indemnification under this Agreement or under any other Operative Document (an "Indemnified Party") shall give notice to the Person obligated to indemnify it (an "Indemnifying Party") with reasonable promptness upon becoming aware of the claim or other facts upon which a claim for indemnification will be based; the notice shall set forth such information with respect thereto as is then reasonably available to the Indemnified Party. The Indemnifying Party shall, upon agreeing irrevo-cably in a form and substance reasonably satisfactory to the Indemnified Party to be liable for all Claims in respect thereof, have the right to undertake the defense of any such Claim asserted by a Third Party with counsel reasonably satisfactory to the Indemnified Party and the Indemnified Party shall cooperate in such defense and make available all records and materials requested by the Indemnifying Party in connection therewith at the Indemnifying Party's expense. If the Indemnifying Party shall have assumed the defense of the claim with counsel reasonably satisfactory to the Indemnified Party, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses (other than for reasonable costs of investigation) subsequently incurred by the Indemnified Party in connection with the defense thereof. The Indemnifying Party shall not be liable for any Claim settled without its consent, which consent may not be unreasonably withheld or delayed.

          (b) Where any indemnity is claimed by a Party hereunder, or under any other Operative Document, and the indemnity is in respect of any claim, loss, liability or obligation owed by one Party to the other, the Party claiming such indemnity shall take all reasonable steps (the cost of which shall be borne by the Indemnifying Party) to mitigate such claim, loss, liability or obligation.

          (c) Any indemnification hereunder, or under any other Operative Document, shall be made on an after tax basis and net of any insurance proceeds recovered by the relevant Indemnified Party; provided, however, that if, following the payment to an Indemnified Party of any amount under this Article XIII, or under any other Operative Document, such Indemnified Party recovers any insurance proceeds in respect of the Claim for which such indemnification payment was made, the Indemnified Party shall promptly pay an amount equal to the amount of such proceeds (but not exceeding the amount of such indemnification payment) to the Indemnifying Party.

          SECTION 13.05. Survival of Representations and Warranties. The representations and warranties contained herein shall survive (i) in respect of the representations and warranties set forth in Sections 10.02(b), 10.04, 10.05, 10.06, 10.07 and 10.09, to the extent such representations and warranties relate to GW Products or GW Rights, one year from the relevant Launch Date or, if development work in respect of that Ranitidine Product or OTC Switch Product in connection with which such representations and warranties were given is terminated prior to any such sale, one year from such termination or (ii) in respect of all other representations and warranties two years from the date of this

Agreement; provided, however, that a claim may be brought in respect of any breach of representation or warranty after the date which is one year from the date of such commercial sale or termination or two years from the date of this Agreement, as the case may be, if the Person seeking to make such claim shall have given written notice to the person against whom such claim is sought to be made prior to such date specifying the breach complained of.


                             ARTICLE XIV.

                         Term and Termination

          SECTION 14.01. Term of Agreement. Except in those circumstances referred to in Sections 12.03(b)(iv) and 14.02 it is understood and agreed by each of the Parties that this Agreement is intended to continue without interruption until specifically terminated by unanimous consent of the Parties, and that upon termination the rights and obligations of the Parties hereunder shall continue to be in effect until the final distribution of the assets of all JV Entities to the Parties.

          SECTION 14.02. Liquidation; Breach; Optional Termination.
(a) W-L or GW may terminate this Agreement by written notice to the other:

          (i) if proceedings shall be commenced or a petition shall be filed in a court of competent jurisdiction seeking (x) relief in respect of GW (in the case of a notice given by W-L) or W-L (in the case of a notice given by GW) as the case may be (in this clause (i), the "Identified Party"), or of a substantial part of the property or assets of the Identified Party, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other provision of Federal or state bankruptcy, insolvency, receivership or similar law in any jurisdiction (including Part II of the United Kingdom's Insolvency Act 1986),
     (y) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official of the Identified Party, or a substantial part of its property or assets or (z) the winding-up or liquidation of the Identified Party; and such proceedings or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered;

         (ii) if a Party (in this clause (ii) and Section 14.02(b), the "Relevant Party") shall be in breach or de-fault in the performance of any obligation under this Agreement or any of the Operative Agreements and such breach is not remedied within six months of receipt by the Relevant Party of written notice specifying, in reasonable detail, the breach or default complained of, referring specifically to this Section
     14.02 and requiring that such breach or default be remedied within six months of receipt; provided, however, that such notice is given within 60 calendar days of the date on which the Party giving such notice first knew, or should, in all the circumstances, reasonably have known of the relevant breach; and provided, further, that failure to remedy such breach or default would have a materially adverse affect on the JV Businesses as a whole;

          (iii) effective on the 20th anniversary of the Launch Date of a Ranitidine Product by the U.S. Partnership or any subsequent fifth anniversary thereof; provided, however, that such written notice of termination shall have been provided not less than 5 years and not more than 6 years prior to the effective date of such termination; or

          (iv) effective on the 25th anniversary of the Launch Date of a Ranitidine Product by the U.S. Partnership or any subsequent fifth anniversary thereof (the "Effective Date"); provided, however, that such written notice of termination shall have been provided not less than 5 years and not more than 6 years prior to the Effective Date.

          (b) In the event that a Party is entitled to terminate this Agreement pursuant to Section 14.02(a)(ii) and, at that time, any Ranitidine Product or OTC Switch Product is then being marketed by any JV Entity or is being developed therefor, such Party (the "Entitled Party") shall be entitled to elect, in the written notice given pursuant to Section 14.02(a), that the JV Entities and the JV Businesses in respect of such products and this Agreement and the other Operative Documents shall continue (subject to Section 14.03) only in respect of such products and this Agreement and the other Operative Documents shall otherwise immediately be terminated.

          (c) In connection with the making of an election pursuant to
Section 14.02(b), the Parties shall negotiate in good faith such arrangements as may be required to ensure the continued operation of the JV Businesses.

          (d) If notice is given pursuant to Section 14.02(a)- (iii) and any Ranitidine Product or OTC Switch Product is then being marketed by any JV Entity or is being developed therefor:

          (i) the JV Entities and the JV Businesses, this Agreement and the other Operative Documents shall continue in respect of all such products until such time as the arrangements or agreements are terminated pursuant to this Agreement or until such time as both Parties may agree otherwise and this Agreement shall in all other respects immediately be terminated; and

         (ii) the Parties shall negotiate in good faith such arrangements to ensure the continued operation of the JV
     Businesses with respect to such products.

          (e) If notice is given pursuant to Section 14.02(a)(iv) by GW and any Ranitidine Product or OTC Switch Product (the "Existing Product") is then being marketed by any JV Entity or is being developed therefor, GW shall, on the Effective Date, purchase and accept conveyance from W-L and its Affiliates of the whole of W-L's and its Affiliates' JV Equity at a price to be agreed between the Parties or, if they are unable to agree upon such price within 90 calendar days, at the Going Concern Value of the relevant JV Equity as of the Effective Date determined in accordance with Section 15.03, provided, however, that for the purposes of calculating such Going Concern Value, each Operating Document relating to the Existing Product or Products and the JV Business relating thereto shall be deemed to continue for a period of 15 years from the Effective Date.

          (f) If notice is given pursuant to Section 14.02(a)(iv) by W-L, all JV Entities, JV Businesses and all Operative Documents shall immediately terminate and W-L shall not be entitled to any compensation therefor.

          SECTION 14.03. Continued Arrangements. If any JV Entities or JV Businesses, and the provisions of any Operative Documents, are to continue in accordance with Sections 12.03(b) or 14.02(b) (a "Continuation") the then existing Operative Documents relating to the Ranitidine Products and OTC Switch Products then being marketed by any JV Entity or being developed therefor shall continue as set forth in those Sections except as may otherwise be agreed by the relevant Parties and except that in the case of any Continuation pursuant to
Section 12.03(b) or 14.02(b), each existing license agreement, services agreement, supply agreement or other Operative Document which is so to continue shall only continue, for a period of 5 years from the date of the Acquisition Notice or the notice given pursuant to
Section 14.02(a) provided, however, that any such Operative
Documents may be terminated by the Non-Affected Party or the

Entitled Party, as the case may be, at any time on reasonable notice (not to be less than 3 months).

          SECTION 14.04. Winding Up and Liquidation. During the six-month period following receipt of a notice of termination pursuant to Section 14.02, and pending the distribution and payments required by Section 14.02 and subject to any continuing business under Sections 12.03(b) and 14.02(b) and the other rights of the Parties under those Sections, the JV Entities shall continue solely for the purposes of winding up their affairs in an orderly manner, liquidating such JV Entities and their respective assets, and satisfying the claims of their creditors and no Party shall take any action that is inconsistent with, unnecessary to or inappropriate for such purposes. During the period of winding up, the rights and obligations set forth in this Agreement with respect to the management of the JV Entities will continue and the Governing Board of each JV Entity shall continue to make all decisions relating to the conduct of any business or operations, including, without limitation, any decisions relating to the sale or other disposition of that JV Entity's assets.

          SECTION 14.05. Survival of Rights. For the avoidance of doubt any exercise by any of the Parties of their rights to terminate this Agreement and/or the Operative Documents under Article XII or this Article XIV shall be without prejudice to any other rights (including, without limitation, any of the remedies set forth in Section 15.13) the Parties may have in respect of any breach or default by the other Party or any of its Affiliates of its obligations hereunder or under the Operative Documents, or otherwise.


                              ARTICLE XV.

                                General

          SECTION 15.01. Expenses. Except as expressly provided herein, each Party shall bear its own expenses, fees, costs and disbursements, and those of its Affiliates, incurred in connection with this Agreement and the Operative Documents and the consummation of the transactions contemplated hereby and thereby and preparation therefor, including:

          (a) in respect of W-L, all expenses, fees, costs and disbursements of Bear Stearns & Co. Inc. arising in connection with the transactions contemplated by this Agreement;

          (b) in respect of GW, all expenses, fees, costs and disbursements of JP Morgan & Co. Inc. arising in connection with the transactions contemplated by this Agreement; and

          (c) all Taxes incurred in connection with the assignment and transfer of assets to any JV Entity; provided, however, that, to the extent legally able to do so, each Party shall, and shall cause its Affiliates and the JV Entities to, deliver to any other Party or any Affiliate of any Party or JV Entity that is required by law to collect any Taxes exemption certificates in form and substance satisfactory to such Party, Affiliate or JV Entity, as the case may be, with respect to such Taxes.

          SECTION 15.02. Assignment and Binding Effect. Except as provided in Article XII or Section 14.02(e), none of the rights or obligations hereunder shall be assignable by any Party without the prior written consent of the other Parties. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

          SECTION 15.03. Inability To Agree Upon Value. In the event the Parties cannot agree on any determination of compensation or value required by Sections 5.04(e), 5.06(e), 12.03(a) or 14.02(e) within such period as this Agreement may provide for such agreement to be reached by the Parties, each of W-L and GW shall choose an investment banker to determine such compensation or value, which value shall be the average of the two values determined by such investment bankers, unless such values vary by more than ten percent, in which case the compensation or value shall be one or the other of such values as decided by an investment banker selected by the first two investment bankers.

                  SECTION 15.04. Corporate Names. In the event of the transfer by any Party (the "Exited Party") of the whole of its and its Affiliates' JV Interest to any Third Party or to the other Party or its Affiliates pursuant to Section 12.02 or to the other Party or its Affiliates pursuant to Article XIV, the successor to such JV Interest and the other Party shall cease, and shall ensure that each of their Affiliates and each of the JV Entities cease, to use any corporate name or logo of the Exited
Party, or any colorable imitation thereof, in connection with the JV Businesses or otherwise.

          SECTION 15.05. Governing Law; Jurisdiction; Consent to Service of Process; Agent for Service. (a) This Agreement shall be governed, construed and enforced in accordance with the law of the State of New York without regard to principles of conflicts of law.

          (b) Each of the Parties hereby irrevocably and uncon-ditionally submits, for itself and its property, to the jurisdiction of any New York State court sitting in New York County or any Federal court of the United States sitting in the Borough of Manhattan in the City of New York, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement or any of the Operative Documents, or for recognition or enforcement of any judgment, and each of the Parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, by removal or otherwise, in such Federal court. It shall be a condition precedent to each Party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in such New York State court or, to the extent permitted by law, by removal or otherwise, in such Federal court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each of such New York State court and such Federal court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction. Neither Party may move to (i) transfer any such suit, action or proceeding from such New York State court or Federal court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in such New York State court or Federal court with a suit, action or proceeding in another jurisdiction or
(iii) dismiss any such suit, action or proceeding brought in such New York State court or Federal court for the purpose of bringing the same in another jurisdiction. Each Party agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

          (c) Each of the Parties hereby irrevocably and uncon-ditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the Operative Documents in any New York State court sitting in New York County or any Federal court sitting in the Borough of Manhattan in the City of New York. Each Party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such Party.

          (d) Each Party irrevocably consents to service of process on it or any agent for service appointed from time to time (including agents for service appointed pursuant to clause (e) of this Section 15.05) in the manner provided for notices in Section 15.06 with respect to any action or proceeding in a New York State court sitting in New York County or any Federal court sitting in the Borough of Manhattan in the City of New York. Nothing in this Agreement shall affect the right of either Party to serve process in any other manner permitted by law.

          (e) GW hereby designates and appoints Glaxo Wellcome Americas Inc., and such other persons (reasonably satisfactory to W-L) hereafter selected by it, irrevocably agreeing in writing so to serve, as its agent to receive on its behalf service of all process in any proceedings referred to in clause (b) of this Section 15.05, such service being hereby acknowledged by GW to be effective and binding service in every respect.

          SECTION 15.06. Notices. All notices, demands, requests and other communications required or permitted to be given hereunder shall be in writing and deemed duly given on the date delivered by hand, mailed by registered or certified mail, postage prepaid, or by overnight courier or by facsimile transmission the receipt of which is confirmed by telephone, to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

          if to W-L or any W-L Participant:

             Warner-Lambert Company
             201 Tabor Road
             Morris Plains, New Jersey  07950
             United States
             Attn:  (1) Vice President, Planning
                        Investment and Development
                        and (2) Vice President and General
                        Counsel
             Facsimile:  201-540-3927
             if to GW or any GW Participant:

                   Glaxo Wellcome plc
                   Lansdowne House
                   Berkeley Square
                   London W1X 6BQ
                   England
                   Attn:  Company Secretary
                   Facsimile:  0171-408-0228

          SECTION 15.07. Parties in Interest. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any Person other than the Parties any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, all of which shall be for the sole and exclusive benefit of the Parties.

          SECTION 15.08. Press Releases. All press releases or other public communication relating to the terms of this Agreement, the JV Entities and the other Operative Documents (other than announcements, summaries or reports of previously disclosed information) shall be subject, except as otherwise required by law (in which case the relevant Party will if practicable allow the other Party an opportunity to review a draft thereof prior to release), to the prior approval of each of W-L and GW, which approval shall not be unreasonably withheld.

          SECTION 15.09. Headings. The headings of the Sections and Articles of this Agreement are inserted as a matter of convenience and for reference purposes only, and are of no binding effect.

          SECTION 15.10. Entire Agreement; Amendment; Termination of Existing Arrangements; Severability. (a) As at the Closing Date of this Agreement, this Agreement (including the Schedules hereto) and the Operative Documents represent the entire understanding and agreement between the Parties with respect to the subject matter hereof; provided, however, that (i) the Original Agreement and the other Operative Documents (as defined in the Original Agreement) shall continue to govern with respect to all periods prior to the date of this Agreement, (ii) the Standstill Agreement (as defined in the Original Agreement) shall remain unamended and in full force and effect and (iii) the other Operative Documents (as defined in the Original Agreement) shall, unless specifically terminated or amended hereby or pursuant hereto, remain unamended and in full force and effect. This Agreement can be amended, modified, supplemented, extended, terminated (except as provided in Article XII or XIV hereof), discharged or charged only by an agreement in writing which makes specific reference to this Section and which is signed by all the Parties.

          (b) If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall not affect the validity of the remainder of this Agreement.

          SECTION 15.11. Waiver and Compliance. Any failure of GW or W-L to comply with any obligation, covenant, agreement or condition herein contained may be expressly waived, in writing only, by the other Party and such waiver shall be effective only in the specific instance and for the specific purpose for which made or given.

          SECTION 15.12. Confidentiality. (a) Neither Party shall, or shall permit their Affiliates to, disclose to any Third Party any information (that is not publicly available or generally known other than by breach of the provisions of this Agreement or made available by a Third Party which is not in breach of an obligation of confidentiality):

          (i) regarding the terms of this Agreement and of the other Operative Documents and in particular the terms of the provisions relating to a Change of Control contained in Section 12.03 hereof or in any other of the Operative Documents; or

         (ii) obtained by such Party or its Affiliates pursuant to or in connection with the negotiation, delivery and performance of this Agreement or the other Operative Documents or the consummation of the transactions contemplated thereby to any Person, other than its Affiliates;

except in each case:

          (v) with the prior written consent of the other Party;

          (w) to the extent necessary to comply with the requirements of the Securities and Exchange Commission, the London Stock Exchange and other regulatory authorities, in which event the Party making such disclosure shall so notify the other Party as promptly as practicable (and if possible, prior to making such disclosure) and shall seek confidential treatment of such information;

          (x) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event the Party making such disclosure shall so notify the other Party as promptly as practicable (and if possible, prior to making such disclosure) and shall seek confidential treatment of such information;

          (y) in connection with enforcement of such Party's rights hereunder; or

          (z) to a professional advisor to such Party or its Affiliates in connection with the performance by such Party or its Affiliates of its obligations hereunder or thereunder.

          (b) Upon termination of this Agreement or any Permitted Transfer to a Third Party, each Party will return all documents, work papers and other material of the other Party, specifically requested to be returned by a Party in writing, relating to the transactions contemplated hereby and by the Operative Documents, and all copies of such materials, whether so obtained before or after the execution hereof, to the Party furnishing the same. The obligations of the Parties under this Section 15.12 shall survive the termination of this Agreement.

          SECTION 15.13. Specific Enforcement. Each Party acknowledges and agrees that the other Party would be irreparably damaged in the event any of the provisions of this Agreement or the Operative Documents were not performed by it in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions to prevent breaches of such provisions and specifically to enforce such provisions, in addition to any other remedy to which such Party may be entitled, at law or in equity.

          SECTION 15.14. Counterparts. This Agreement may be executed in counterparts, and by different Parties on separate or the same counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed in their respective names and on their behalf, all as of the date first above written.


                                WARNER-LAMBERT COMPANY,



                                By   /s/ C. M. Costa
                                  -----------------------------------
                                  Name:  C. M. Costa
                                  Title:


                                GLAXO WELLCOME plc,



                                By   /s/ Paul A. Holcombe, Jr.
                                  -----------------------------------
                                  Name:  Paul A. Holcombe, Jr.
                                  Title: